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                                                                  Exhibit 99.2

                               AGREEMENT AND PLAN
                                    OF MERGER
                                 BY AND BETWEEN
                             BROOKLINE BANCORP, INC.
                                       AND
                             MYSTIC FINANCIAL, INC.


                                  JULY 7, 2004

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                                TABLE OF CONTENTS

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
ARTICLE I CERTAIN DEFINITIONS.................................................................................1
     1.1.     Certain Definitions.............................................................................1
ARTICLE II THE MERGER.........................................................................................8
     2.1.     Merger..........................................................................................8
     2.2.     Closing; Effective Time.........................................................................8
     2.3.     Certificate of Incorporation and Bylaws.........................................................8
     2.4.     Directors and Officers of Surviving Corporation.................................................8
     2.5.     Additional Director of Brookline Bancorp and Brookline Bank.....................................8
     2.6.     Effects of the Merger...........................................................................8
     2.7.     Tax Consequences................................................................................9
     2.8.     Possible Alternative Structures.................................................................9
     2.9.     Additional Actions..............................................................................9
ARTICLE III CONVERSION OF SHARES.............................................................................10
     3.1.     Conversion of MFI Common Stock; Merger Consideration...........................................10
     3.2.     Election Procedures............................................................................11
     3.3.     Procedures for Exchange of MFI Common Stock....................................................14
     3.4.     Treatment of MFI Options.......................................................................16
     3.5.     Bank Merger....................................................................................17
     3.6.     Reservation of Shares..........................................................................17
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF MFI.............................................................17
     4.1.     Standard.......................................................................................17
     4.2.     Organization...................................................................................18
     4.3.     Capitalization.................................................................................18
     4.4.     Authority; No Violation........................................................................19
     4.5.     Consents.......................................................................................20
     4.6.     Financial Statements...........................................................................21
     4.7.     Taxes..........................................................................................21
     4.8.     No Material Adverse Effect.....................................................................22
     4.9.     Material Contracts; Leases; Defaults...........................................................22
     4.10.    Ownership of Property; Insurance Coverage......................................................23
     4.11.    Legal Proceedings..............................................................................24
     4.12.    Compliance With Applicable Law.................................................................24
     4.13.    Employee Benefit Plans.........................................................................25
     4.14.    Brokers, Finders and Financial Advisors........................................................29
     4.15.    Environmental Matters..........................................................................29
     4.16.    Loan Portfolio.................................................................................31
     4.17.    Securities Documents...........................................................................32
     4.18.    Related Party Transactions.....................................................................32
     4.19.    Deposits.......................................................................................33
     4.20.    Antitakeover Provisions Inapplicable; Required Vote............................................33
     4.21.    Registration Obligations.......................................................................33
     4.22.    Risk Management Instruments....................................................................33
     4.23.    Fairness Opinion...............................................................................33
     4.24.    Intellectual Property..........................................................................34
     4.25.    Trust Accounts.................................................................................34
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                                       (i)
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
     4.26.    Labor Matters..................................................................................34
     4.27.    MFI Information Supplied.......................................................................34
ARTICLE V REPRESENTATIONS AND WARRANTIES OF BROOKLINE BANCORP................................................34
     5.1.     Standard.......................................................................................35
     5.2.     Organization...................................................................................35
     5.3.     Capitalization.................................................................................36
     5.4.     Authority; No Violation........................................................................36
     5.5.     Consents.......................................................................................37
     5.6.     Financial Statements...........................................................................38
     5.7.     Taxes..........................................................................................38
     5.8.     No Material Adverse Effect.....................................................................39
     5.9.     Ownership of Property; Insurance Coverage......................................................39
     5.10.    Legal Proceedings..............................................................................40
     5.11.    Compliance With Applicable Law.................................................................40
     5.12.    Employee Benefit Plans.........................................................................41
     5.13.    Environmental Matters..........................................................................43
     5.14.    Loan Portfolio.................................................................................44
     5.15.    Securities Documents...........................................................................44
     5.16.    Deposits.......................................................................................45
     5.17.    Antitakeover Provisions Inapplicable...........................................................45
     5.18.    Brokers, Finders and Financial Advisors........................................................45
     5.19.    Brookline Bancorp Common Stock.................................................................45
     5.20.    Material Contracts; Leases, Defaults...........................................................45
     5.21.    Brookline Bancorp Information Supplied.........................................................45
ARTICLE VI COVENANTS OF MFI..................................................................................46
     6.1.     Conduct of Business............................................................................46
     6.2.     Current Information............................................................................50
     6.3.     Access to Properties and Records...............................................................51
     6.4.     Financial and Other Statements.................................................................52
     6.5.     Maintenance of Insurance.......................................................................52
     6.6.     Disclosure Supplements.........................................................................53
     6.7.     Consents and Approvals of Third Parties........................................................53
     6.8.     All Reasonable Efforts.........................................................................53
     6.9.     Failure to Fulfill Conditions..................................................................53
     6.10.    No Solicitation................................................................................53
     6.11.    Reserves and Merger-Related Costs..............................................................54
     6.12.    Board of Directors and Committee Meetings......................................................55
ARTICLE VII COVENANTS OF BROOKLINE BANCORP...................................................................55
     7.1.     Conduct of Business............................................................................55
     7.2.     Current Information and Consultation...........................................................55
     7.3.     Financial and Other Statements.................................................................56
     7.4.     Disclosure Supplements.........................................................................56
     7.5.     Consents and Approvals of Third Parties........................................................56
     7.6.     All Reasonable Efforts.........................................................................57
     7.7.     Failure to Fulfill Conditions..................................................................57
     7.8.     Employee Benefits..............................................................................57

                                      (ii)
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
     7.9.     Directors and Officers Indemnification and Insurance...........................................60
     7.10.    Stock Listing..................................................................................61
     7.11.    Stock and Cash Reserve.........................................................................61
     7.12.    Section 16(b) Exemption........................................................................61
     7.13.    Communications to MFI Employees; Training......................................................62
ARTICLE VIII REGULATORY AND OTHER MATTERS....................................................................62
     8.1.     Meeting of Stockholders........................................................................62
     8.2.     Proxy Statement-Prospectus; Merger Registration Statement......................................63
     8.3.     Regulatory Approvals...........................................................................64
     8.4.     Affiliates.....................................................................................64
ARTICLE IX CLOSING CONDITIONS................................................................................64
     9.1.     Conditions to Each Party's Obligations under this Agreement....................................64
     9.2.     Conditions to the Obligations of Brookline Bancorp under this Agreement........................66
     9.3.     Conditions to the Obligations of MFI under this Agreement......................................67
ARTICLE X THE CLOSING........................................................................................67
     10.1.    Time and Place.................................................................................67
     10.2.    Deliveries at the Pre-Closing and the Closing..................................................68
ARTICLE XI TERMINATION, AMENDMENT AND WAIVER.................................................................68
     11.1.    Termination....................................................................................68
     11.2.    Effect of Termination..........................................................................72
     11.3.    Amendment, Extension and Waiver................................................................73
ARTICLE XII MISCELLANEOUS....................................................................................73
     12.1.    Confidentiality................................................................................73
     12.2.    Public Announcements...........................................................................74
     12.3.    Survival.......................................................................................74
     12.4.    Notices........................................................................................74
     12.5.    Parties in Interest............................................................................75
     12.6.    Complete Agreement.............................................................................75
     12.7.    Counterparts...................................................................................75
     12.8.    Severability...................................................................................75
     12.9.    Governing Law..................................................................................76
     12.10.   Interpretation.................................................................................76
     12.11.   Specific Performance...........................................................................76
     12.12.   Waiver of Trial by Jury........................................................................76


Exhibit A     Form of Voting Agreement
Exhibit B     Form of Agreement and Plan of Bank Merger
Exhibit C     Affiliates Agreement

                                      (iii)
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                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of July 7, 2004, by and between Brookline Bancorp, Inc., a Delaware corporation ("Brookline Bancorp"), and Mystic Financial, Inc., a Delaware corporation ("MFI").

     WHEREAS, the Board of Directors of each of Brookline Bancorp and MFI (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective companies and stockholders and (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with and in furtherance of their respective business strategies, and (iii) has approved this Agreement at meetings of each of such Boards of Directors; and

     WHEREAS, in accordance with the terms of this Agreement, MFI will merge with and into Brookline Bancorp (the "Merger"), and immediately thereafter Medford Co-operative Bank, which is a wholly owned subsidiary of MFI, will be merged with and into Brookline Bank, a wholly owned subsidiary of Brookline Bancorp; and

     WHEREAS, as a condition to the willingness of Brookline Bancorp to enter into this Agreement, each of the directors of MFI have entered into a Voting Agreement, substantially in the form of Exhibit A hereto, dated as of the date hereof, with Brookline Bancorp (the "Voting Agreement"), pursuant to which each such director has agreed, among other things, to vote all shares of common stock of MFI owned by such person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in such Voting Agreements; and

     WHEREAS, the parties intend the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement be and is hereby adopted as a "plan of reorganization" within the meaning of Sections 354 and 361 of the Code; and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the business transactions described in this Agreement and to prescribe certain conditions thereto.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

     1.1.      CERTAIN DEFINITIONS.

     As used in this Agreement, the following terms have the following meanings (unless the context otherwise requires, references to Articles and Sections refer to Articles and Sections of this Agreement).

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     "Affiliate" means any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

     "Agreement" means this agreement, and any amendment hereto.

     "Bank Merger" shall mean the merger of Medford Co-operative Bank with and into Brookline Bank, with Brookline Bank as the surviving institution, which mergers shall occur immediately following the Merger.

     "Bank Regulator" shall mean any Federal or state banking regulator, including but not limited to the OTS, FDIC, the Commissioner and the FRB, which regulates Brookline Bank, Medford Co-operative Bank, and their respective holding companies or subsidiaries, as the case may be.

     "Brookline Bancorp" shall mean Brookline Bancorp, Inc., a Delaware corporation, with its principal executive offices located at 160 Washington Street, Brookline, Massachusetts 02445.

     "Brookline Bancorp Common Stock" shall mean the common stock, par value $.01 per share, of Brookline Bancorp.

     "BROOKLINE BANCORP DISCLOSURE SCHEDULE" shall mean a written disclosure schedule delivered by Brookline Bancorp to MFI specifically referring to the appropriate section of this Agreement.

     "Brookline Bancorp Stock Benefit Plans" shall mean 1999 and 2003 Stock Option Plans and 1999 and 2003 Recognition and Retention Plans.

     "Brookline Bancorp Financial Statements" shall mean the (i) the audited consolidated statements of financial condition (including related notes and schedules) of Brookline Bancorp as of December 31, 2003 and 2002 and the consolidated statements of income, comprehensive income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of Brookline Bancorp for each of the three years ended December 31, 2003, 2002 and 2001, as set forth in Brookline Bancorp's annual report on Form 10-K for the year ended December 31, 2003, and (ii) the unaudited interim consolidated financial statements of Brookline Bancorp as of the end of each calendar quarter following December 31, 2003, and for the periods then ended, as filed by Brookline Bancorp in its Securities Documents.

     "Brookline Bancorp Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Brookline Bancorp or Brookline Bank, except any corporation the stock of which is held in the ordinary course of the lending activities of Brookline Bank.

     "Brookline Bank" shall mean Brookline Bank, a federally chartered stock savings association, with its principal offices located at 160 Washington Street, Brookline, Massachusetts 02445, which is a wholly owned subsidiary of Brookline Bancorp.

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     "Cash Consideration" shall have the meaning set forth in Section 3.1.3.

     "Cash Election" shall have the meaning set forth in Section 3.2.2.

     "Cash/Stock Consideration" shall have the meaning set forth in Section
3.1.3.

     "Cash Election Shares" shall have the meaning set forth in Section 3.2.1.

     "Certificate" shall mean a certificate evidencing shares of MFI Common
Stock.

     "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commissioner" shall mean the Commissioner of the Massachusetts Division of Banks, and shall include the Massachusetts Board of Bank Incorporation (as appropriate).

     "Confidentiality Agreement" shall mean the confidentiality agreement referred to in Section 12.1 of this Agreement.

     "DGCL" shall mean the Delaware General Corporation Law.

     "Dissenting Shares" shall have the meaning set forth in Section 3.1.4.

     "Dissenting Stockholder" shall have the meaning set forth in Section 3.1.4.

     "Effective Time" shall mean the date and time specified pursuant to Section
2.2 as the effective time of the Merger.

     "Election Deadline" shall have the meaning set forth in Section 3.2.3.

     "Election Form" shall have the meaning set forth in Section 3.2.2.

     "Election Form Record Date" shall have the meaning set forth in Section 3.2.2.

     "Environmental Laws" shall mean any applicable Federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.
Section 9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq; the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C.
Section 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C.
Section 2601, et seq; the Emergency Planning and Community Right to

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Know Act, 42 U.S.C. Section 11001, et seq; the Safe Drinking Water Act, 42
U.S.C. Section 300f, et seq; and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" shall mean American Stock Transfer & Trust Company, or such other bank or trust company or other agent designated by Brookline Bancorp, and reasonably acceptable to MFI, which shall act as agent for Brookline Bancorp in connection with the exchange procedures for exchanging Certificates for the Merger Consideration.

     "Exchange Fund" shall have the meaning set forth in Section 3.3.1.

     "Exchange Ratio" shall have the meaning set forth in Section 3.1.3.

     "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

     "FHLB" shall mean the Federal Home Loan Bank of Boston.

     "FRB" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

     "GAAP" shall mean accounting principles generally accepted in the United States of America.

     "Governmental Entity" shall mean any Federal or state court, administrative agency or commission or other governmental authority or instrumentality.

     "HOLA" shall mean the Home Owners' Loan Act, as amended.

     "IRS" shall mean the United States Internal Revenue Service.

     "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known or should have been known by the executive officers and directors of such Person, and includes any facts, matters or circumstances set forth in any written notice from any Bank Regulator or any other material written notice received by an executive officer or director of that Person.

     "Material Adverse Effect" shall mean, with respect to Brookline Bancorp or MFI, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of Brookline Bancorp and its Subsidiaries taken as a whole, or MFI and its Subsidiaries taken as a whole, respectively, or (ii) materially impairs the ability of either MFI, on the one hand, or Brookline Bancorp, on the other hand, to perform its obligations under this Agreement or otherwise materially impedes the consummation of the transactions contemplated

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by this Agreement; provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in laws and regulations affecting banks or thrift institutions and their holding companies generally, or interpretations thereof by courts or governmental agencies, (b) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, (c) actions and omissions of a party hereto (or any of its Subsidiaries) taken with the prior written consent of the other party, (d) compliance with this Agreement on the business, financial condition or results of operations of the parties and their respective Subsidiaries, including the expenses incurred by the parties hereto in consummating the transactions contemplated by this Agreement (consistent with the information included in the Brookline Bancorp Disclosure Schedules and the MFI Disclosure Schedules), and
(e) any change in the value of the securities or loan portfolio of Brookline Bancorp or MFI, respectively, whether held as available for sale or held to maturity, resulting from a change in interest rates generally.

     "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other materials regulated under Environmental Laws.

     "Merger" shall mean the merger of MFI with and into Brookline Bancorp pursuant to the terms hereof.

     "Merger Consideration" shall mean the cash or Brookline Bancorp Common Stock, or combination thereof, in an aggregate per share amount to be paid by Brookline Bancorp for each share of MFI Common Stock, as set forth in Section 3.1.

     "Merger Registration Statement" shall mean the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering shares of Brookline Bancorp Common Stock to be offered to holders of MFI Common Stock in connection with the Merger.

     "Medford Co-operative" shall mean The Medford Co-operative Bank, a Massachusetts chartered co-operative bank, with its principal offices located at 60 High Street, Medford, Massachusetts 02155, which is a wholly owned subsidiary of MFI.

     "MFI" shall mean Mystic Financial, Inc., a Delaware corporation, with its principal offices located at 60 High Street, Medford, Massachusetts 02155.

     "MFI Common Stock" shall mean the common stock, par value $0.01 per share, of MFI.

     "MFI DISCLOSURE SCHEDULE" shall mean a written disclosure schedule delivered by MFI to Brookline Bancorp specifically referring to the appropriate section of this Agreement.

     "MFI Financial Statements" shall mean (i) the audited consolidated balance sheets (including related notes and schedules, if any) of MFI as of June 30, 2003 and 2002 and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of MFI for each of the three years ended June 30, 2003, 2002 and 2001, as set forth in MFI's annual report on Form 10-K for the year ended June 30, 2003 and (ii) the unaudited interim consolidated financial statements of MFI as of the end of each calendar

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quarter following June 30, 2003 and for the periods then ended, as filed by MFI in its Securities Documents.

     "MFI Option" shall mean an option to purchase shares of MFI Common Stock granted pursuant to the MFI 1999 Stock Option Plan and outstanding as of the date hereof, as set forth in MFI DISCLOSURE SCHEDULE 4.3.1.

     "MFI Regulatory Reports" means the Call Reports of Medford Co-operative, and accompanying schedules (other than such schedules as are required to be kept confidential pursuant to applicable law or regulatory requirements), as filed with the FDIC with respect to each calendar quarter beginning with the quarter ended September 30, 2003, through the Closing Date, and all Annual Reports on Form FR Y-6, any Current Report on Form FR Y-6A filed with the FRB by MFI from December 31, 2002 through the Closing Date.

     "MFI Stockholders Meeting" shall have the meaning set forth in Section
8.1.1.

     "MFI Stock Benefit Plans" shall mean the MFI 1999 Stock Option Plan and the MFI 1999 Recognition and Retention Plan, and any and all amendments thereto.

     "MFI Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by MFI or Medford Co-operative, except any corporation the stock of which is held in the ordinary course of the lending activities of Medford Co-operative.

     "Mixed Election" shall have the meaning set forth in Section 3.2.2.

     "Mystic ESOP" shall mean Mystic Financial, Inc. Employee Stock Ownership Plan.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Nasdaq" shall mean the Nasdaq National Market.

     "Non-Election" shall have the meaning set forth in Section 3.2.2.

     "Non-Election Shares" shall have the meaning set forth in Section 3.2.1.

     "Option Payment" shall have the meaning set forth in Section 3.4.

     "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

     "Person" shall mean any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined under the Exchange Act).

     "Proxy Statement-Prospectus" shall have the meaning set forth in Section 8.2.1.

     "Regulatory Agreement" shall have the meaning set forth in Section 4.12.3.

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     "Regulatory Approvals" means the approval of any Bank Regulator that is necessary in connection with the consummation of the Merger, the Bank Merger and the related transactions contemplated by this Agreement.

     "Representative" shall have the meaning set forth in Section 3.2.2.

     "Rights" shall mean warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests or which provide for compensation based on the equity appreciation of its capital stock.

     "SBA" shall mean the Small Business Administration or any successor thereto.

     "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed pursuant to the Securities Laws.

     "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Shortfall Number" shall have the meaning set forth in Section 3.2.5.

     "Significant Subsidiary" shall have the meaning set forth in Rule 1-02 of Regulation S-X of the SEC.

     "Stock Consideration" shall have the meaning set forth in Section 3.1.3.

     "Stock Conversion Number" shall have the meaning set forth in Section
3.2.1.

     "Stock Election Shares" shall have the meaning set forth in Section 3.2.1.

     "Stock Election Number" shall have the meaning set forth in Section 3.2.1.

     "Stock Election" shall have the meaning set forth in Section 3.2.2.

     "Surviving Corporation" shall have the meaning set forth in Section 2.1.

     "Termination Date" shall mean March 31, 2005.

     "Treasury Stock" shall have the meaning set forth in Section 3.1.2.

     Other terms used herein are defined in the preamble and elsewhere in this Agreement.

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                                   ARTICLE II
                                   THE MERGER

     2.1.      MERGER.

     Subject to the terms and conditions of this Agreement, at the Effective
Time: (a) MFI shall merge with and into Brookline Bancorp, with Brookline Bancorp as the resulting or surviving corporation (the "Surviving Corporation"); and (b) the separate existence of MFI shall cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of MFI shall be vested in and assumed by Brookline Bancorp. As part of the Merger, each share of MFI Common Stock will be converted into the right to receive the Merger Consideration pursuant to the terms of Article III.

     2.2.      CLOSING; EFFECTIVE TIME.

     The Merger shall be effected by the filing of a certificate of merger with the Delaware Office of the Secretary of State on the day of the Closing (the "Closing Date"), in accordance with the DGCL. The "Effective Time" means the date and time upon which the certificate of merger is filed with the Delaware Office of the Secretary of State, or as otherwise stated in the certificate of merger, in accordance with the DGCL.

     2.3.      CERTIFICATE OF INCORPORATION AND BYLAWS.

     The Certificate of Incorporation and Bylaws of Brookline Bancorp as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, until thereafter amended as provided therein and by applicable law.

     2.4.      DIRECTORS AND OFFICERS OF SURVIVING CORPORATION.

     Except as provided in Section 2.5, the directors of Brookline Bancorp immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. Until changed in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, the officers of Brookline Bancorp immediately prior to the Effective Time shall be the initial officers of Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     2.5.      ADDITIONAL DIRECTOR OF BROOKLINE BANCORP AND BROOKLINE BANK.

     Effective as of the Effective Time, one person presently serving as director of MFI, as designated by Brookline Bancorp in consultation with the MFI board, shall be appointed to the Board of Directors of Brookline Bancorp and Brookline Bank.

     2.6.      EFFECTS OF THE MERGER.

     At and after the Effective Time, the Merger shall have the effects as set forth in the DGCL.

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     2.7.      TAX CONSEQUENCES.

     It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" as that term is used in Sections 354 and 361 of the Code. From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act would reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. Following the Closing, neither Brookline Bancorp nor any of its affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act would reasonably be expected to cause the Merger to fail to qualify as a reorganization under
Section 368(a) of the Code. Brookline Bancorp and MFI each hereby agrees to deliver certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable counsel to deliver the legal opinions contemplated by Section 9.1.6, which certificates shall be dated as of the date of such opinions.

     2.8.      POSSIBLE ALTERNATIVE STRUCTURES.

     Notwithstanding anything to the contrary contained in this Agreement and subject to the satisfaction of the conditions set forth in Article IX, prior to the Effective Time Brookline Bancorp shall be entitled to revise the structure for effecting the Merger described in Section 2.1 or the Bank Merger including, without limitation, by substituting a wholly owned subsidiary for Brookline Bancorp or Brookline Bank, as applicable, provided that (i) any such subsidiary shall become a party to, and shall agree to be bound by, the terms of this Agreement (ii) there are no adverse Federal or state income tax consequences to MFI stockholders, and nothing would prevent the rendering of the opinions in
Section 9.1.6, as a result of the modification; (iii) the consideration to be paid to the holders of MFI Common Stock under this Agreement is not thereby changed in kind, value or reduced in amount; and (iv) such modification will not delay materially or jeopardize receipt of any required regulatory approvals or other consents and approvals relating to the consummation of the Merger or otherwise cause any condition to Closing set forth in Article IX not to be capable of being fulfilled. The parties hereto agree to appropriately amend this Agreement and any related documents in order to reflect any such revised structure.

     2.9.      ADDITIONAL ACTIONS.

     If, at any time after the Effective Time, Brookline Bancorp shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Brookline Bancorp its right, title or interest in, to or under any of the rights, properties or assets of MFI or Medford Co-operative, or (ii) otherwise carry out the purposes of this Agreement, MFI and its officers and directors shall be deemed to have granted to Brookline Bancorp an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in Brookline Bancorp its right, title or interest in, to or under any of the

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rights, properties or assets of MFI or (b) otherwise carry out the purposes of this Agreement, and the officers and directors of the Brookline Bancorp are authorized in the name of MFI or otherwise to take any and all such action.

                                   ARTICLE III
                              CONVERSION OF SHARES

     3.1.      CONVERSION OF MFI COMMON STOCK; MERGER CONSIDERATION.

     At the Effective Time, by virtue of the Merger and without any action on the part of Brookline Bancorp, MFI or the holders of any of the shares of MFI Common Stock, the Merger shall be effected in accordance with the following terms:

               3.1.1. Each share of Brookline Bancorp Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding following the Effective Time and shall be unchanged by the Merger.

               3.1.2. All shares of MFI Common Stock held in the treasury of MFI (including any unawarded shares held in the MFI 1999 Recognition and Retention Plan Trust) and each share of MFI Common Stock owned by Brookline Bancorp prior to the Effective Time (other than shares held in a fiduciary capacity or in connection with debts previously contracted) ("Treasury Stock"), shall, at the Effective Time, cease to exist, and the certificates for such shares shall be canceled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefor.

               3.1.3. Each share of MFI Common Stock issued and outstanding immediately prior to the Effective Time (other than Treasury Stock and Dissenting Shares) shall become and be converted into, as provided in and subject to the limitations set forth in this Agreement, the right to receive at the election of the holder thereof as provided in Section 3.2 either (i) $39.00 in cash (the "Cash Consideration"); (ii) 2.6786 shares (the "Exchange Ratio") of Brookline Bancorp Common Stock (the "Stock Consideration"); or (iii) a combination of the Cash Consideration and the Stock Consideration, as provided in Section 3.2 (the "Cash/Stock Consideration"). The Cash Consideration, the Stock Consideration and the Cash/Stock Consideration are sometimes referred to herein collectively as the "Merger Consideration."

               3.1.4. Each outstanding share of MFI Common Stock, the holder of which has perfected his right to dissent under Section 262 of the DGCL and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares"), shall not be converted into or represent a right to receive the Merger Consideration hereunder, and the holder thereof shall be entitled only to such rights as are granted by Section 262 of the DGCL. MFI shall give Brookline Bancorp prompt notice upon receipt by MFI of any such demands for payment of the fair value of such shares of MFI Common Stock and of withdrawals of such notice and any other instruments provided pursuant to applicable law (any stockholder duly making such demand being hereinafter called a "Dissenting Stockholder"), and Brookline Bancorp shall have the right to participate in all negotiations and proceedings with respect to any such demands. MFI shall not, except with the prior written consent of Brookline Bancorp, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Stockholder as may be necessary to perfect appraisal rights under the DGCL. Any payments made in respect of Dissenting Shares shall be made by the Surviving Company.

               3.1.5. If any Dissenting Stockholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such holder's shares of MFI Common Stock shall be converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement. If such holder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment after the Effective Time (or the Election Deadline, as defined below), each share of MFI Common Stock of such holder shall be treated as a Non-Election Share.

               3.1.6. After the Effective Time, shares of MFI Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and shall thereafter by operation of this Section 3.1 represent only the right to receive the Merger Consideration and any dividends or distributions with respect thereto or any dividends or distributions with a record date prior to the Effective Time that were declared or made by MFI on such shares of MFI Common Stock in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time.

               3.1.7. In the event Brookline Bancorp changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of Brookline Bancorp Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to the outstanding Brookline Bancorp Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately and appropriately adjusted; PROVIDED, THAT for the avoidance of doubt the parties acknowledge that the foregoing is not intended to result in any such adjustment as a result of share issuances of Brookline Bancorp Common Stock by Brookline Bancorp under Brookline Bancorp Compensation and Benefit Plans or where such issuance is pursuant to a widely distributed stock offering for fair market value consideration.

     3.2.      ELECTION PROCEDURES.

               3.2.1. Holders of MFI Common Stock may elect to receive shares of Brookline Bancorp Common Stock or cash (in either case without interest) in exchange for their shares of MFI Common Stock in accordance with the following procedures, provided that, in the aggregate, and subject to the provisions of
Section 3.2.6, 60% of the total number of shares of MFI Common Stock issued and outstanding at the Effective Time, including any Dissenting Shares but excluding any Treasury Stock and any shares of MFI Common Stock issued after the date hereof pursuant to the exercise of an MFI Option (the "Stock Conversion Number"), shall be converted into the Stock Consideration and the remaining outstanding shares of MFI Common Stock shall be converted into the Cash Consideration. Shares of MFI Common Stock as to which a Cash Election (including, pursuant to a Mixed Election) has been made are referred to herein as "Cash Election Shares." Shares of MFI Common Stock as to which a Stock Election has been made (including, pursuant to a Mixed Election) are referred to as "Stock Election Shares." Shares of MFI Common Stock as to which no election has been made (or as to which an Election Form is not returned properly completed) are referred to herein as "Non-Election

Shares." The aggregate number of shares of MFI Common Stock with respect to which a Stock Election has been made is referred to herein as the "Stock Election Number."

               3.2.2. An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent), in such form as MFI and Brookline Bancorp shall mutually agree ("Election Form"), shall be mailed no more than 40 business days and no less than 20 business days prior to the anticipated Effective Time or on such earlier date as Brookline Bancorp and MFI shall mutually agree (the "Mailing Date") to each holder of record of MFI Common Stock as of five business days prior to the Mailing Date (the "Election Form Record Date"). Each Election Form shall permit such holder, subject to the allocation and election procedures set forth in this Section 3.2, (i) to elect to receive the Cash Consideration for all of the shares of MFI Common Stock held by such holder (a "Cash Election"), in accordance with Section 3.1.3, (ii) to elect to receive the Stock Consideration for all of such shares (a "Stock Election"), in accordance with Section 3.1.3, (iii) to elect to receive the Stock Consideration for a part of such holder's MFI Common Stock and the Cash Consideration for the remaining part of such holder's MFI Common Stock (a "Mixed Election"), or (iv) to indicate that such record holder has no preference as to the receipt of cash or Brookline Bancorp Common Stock for such shares (a "Non-Election"). A holder of record of shares of MFI Common Stock who holds such shares as nominee, trustee or in another representative capacity (a "Representative") may submit multiple Election Forms, provided that each such Election Form covers all the shares of MFI Common Stock held by such Representative for a particular beneficial owner. Any shares of MFI Common Stock with respect to which the holder thereof shall not, as of the Election Deadline, have made an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed Non-Election Shares. All Dissenting Shares shall be deemed Cash Election shares, and with respect to such shares the holders thereof shall in no event receive consideration comprised of Brookline Bancorp Common Stock, subject to Section 3.1.5; provided, however, that for purposes of making the proration calculations provided for in this Section 3.2, only Dissenting Shares as existing at the Effective Time shall be deemed Cash Election Shares.

               3.2.3. To be effective, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5:00 p.m., Massachusetts time, on the 25th day following the Mailing Date (or such other time and date as Brookline Bancorp and MFI may mutually agree) (the "Election Deadline"); provided, however, that the Election Deadline may not occur on or after the Closing Date. MFI shall make available up to two separate Election Forms, or such additional Election Forms as Brookline Bancorp may permit, to all persons who become holders (or beneficial owners) of MFI Common Stock between the Election Form Record Date and the close of business on the business day prior to the Election Deadline. MFI shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein. An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of MFI Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. If an MFI stockholder either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes its Election Form prior to the Election Deadline (without later submitting a properly completed Election Form prior to the Election Deadline), the shares of MFI Common Stock held by such stockholder shall be designated as Non-Election Shares. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice of revocation or change is actually received by the Exchange Agent at or prior to the Election Deadline. Brookline Bancorp shall cause the Certificate or Certificates relating to any revoked Election Form to be promptly returned without charge to the person submitting the Election Form to the Exchange Agent. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

               3.2.4. If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and, subject to Section 3.2.7, each holder of Stock Election Shares will be entitled to receive the Stock Consideration only with respect to that number of Stock Election Shares held by such holder (rounded to the nearest whole share) equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder's Stock Election Shares being converted into the right to receive the Cash Consideration.

               3.2.5. If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "Shortfall Number"), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

               (A) if the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and, subject to
     Section 3.2.7 hereof, each holder of Non-Election Shares shall receive the Stock Consideration in respect of that number of Non-Election Shares held by such holder (rounded to the nearest whole share) equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder's Non-Election Shares being converted into the right to receive the Cash Consideration; or

               (B) if the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and, subject to Section 3.2.7, each holder of Cash Election Shares shall receive the Stock Consideration in respect of that number of Cash Election Shares held by such holder (rounded to the nearest whole share) equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares and the denominator of which is the total number of

     Cash Election Shares, with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Cash Consideration.

               3.2.6. Notwithstanding anything in this Article III to the contrary, the number of shares of MFI Common Stock to be converted into the right to receive the Stock Consideration in the Merger shall not be less than that number which would cause the ratio of (i) the average of the high and low prices of Brookline Bancorp Common Stock on the Closing Date times the aggregate number of shares of Brookline Bancorp Common Stock to be issued as Stock Consideration pursuant to Section 3.1.3, to (ii) the sum of (A) the amount set forth in the preceding clause (i), (B) the Aggregate Cash Consideration to be issued pursuant to Section 3.1.3, (C) the number of Dissenting Shares times the per share Cash Consideration and (D) any other amounts received by a holder of MFI stock prior to the Merger, either in a redemption of MFI stock or in a distribution with respect to MFI stock (but only to the extent such amount is treated as other property or money received in the exchange for purposes of Code
Section 356, or would be so treated if the MFI shareholder also had received stock of Brookline Bancorp in exchange for stock owned by the shareholder in
MFI) to be 42.5% (if the number of Dissenting Shares is less than 5% of the outstanding shares of MFI), 43.5% (if the number of Dissenting Shares is 5% or greater, but less than 10% of the outstanding shares of MFI), or 45% (if the number of Dissenting Shares is 10% or more of the outstanding shares of MFI). To the extent the application of this Section 3.2.6 results in the number of shares of MFI Common Stock to be converted into the right to receive the Stock Consideration in the Merger being increased, the number of such shares to be converted into the right to receive the Cash Consideration will be decreased by an equal number of shares.

               3.2.7. NO FRACTIONAL SHARES. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Brookline Bancorp Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Brookline Bancorp Common Stock shall be payable on or with respect to any fractional share interest, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Brookline Bancorp. In lieu of the issuance of any such fractional share, Brookline Bancorp shall pay to each former holder of MFI Common Stock who otherwise would be entitled to receive a fractional share of Brookline Bancorp Common Stock, an amount in cash, rounded to the nearest cent and without interest, equal to the product of (i) the fraction of a share to which such holder would otherwise have been entitled and (ii) the average of the daily closing sales prices of a share of Brookline Bancorp Common Stock as reported on the Nasdaq for the five consecutive trading days immediately preceding the Closing Date. For purposes of determining any fractional share interest, all shares of MFI Common Stock owned by a MFI stockholder shall be combined so as to calculate the maximum number of whole shares of Brookline Bancorp Common Stock issuable to such MFI stockholder.

     3.3.      PROCEDURES FOR EXCHANGE OF MFI COMMON STOCK.

               3.3.1. BROOKLINE BANCORP TO MAKE MERGER CONSIDERATION AVAILABLE. After the Election Deadline and no later than the Closing Date, Brookline Bancorp shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of MFI Common Stock, for exchange in accordance with this Section 3.3, certificates representing the shares of

Brookline Bancorp Common Stock and an aggregate amount of cash sufficient to pay the aggregate amount of cash payable pursuant to this Article III (including the estimated amount of cash to be paid in lieu of fractional shares of MFI Common Stock) (such cash and certificates for shares of Brookline Bancorp Common Stock, together with any dividends or distributions with respect thereto (without any interest thereon) being hereinafter referred to as the "Exchange Fund").

               3.3.2. EXCHANGE OF CERTIFICATES. Brookline Bancorp shall take all steps necessary to cause the Exchange Agent, within five (5) business days after the Effective Time, to mail to each holder of a Certificate or Certificates who has not previously surrendered such certificates with an Election Form, a form letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and cash in lieu of fractional shares into which the MFI Common Stock represented by such Certificates shall have been converted as a result of the Merger, if any. The letter of transmittal (which shall be subject to the reasonable approval of MFI) shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration to which such holder of MFI common stock shall have become entitled pursuant to Section 3.1.3, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any Cash Consideration or any cash payable in lieu of fractional shares or any unpaid dividends and distributions, if any, payable to holders of Certificates.

               3.3.3. RIGHTS OF CERTIFICATE HOLDERS AFTER THE EFFECTIVE TIME. The holder of a Certificate that prior to the Merger represented issued and outstanding MFI Common Stock shall have no rights, after the Effective Time, with respect to such MFI Common Stock except to surrender the Certificate in exchange for the Merger Consideration as provided in this Agreement. No dividends or other distributions declared after the Effective Time with respect to Brookline Bancorp Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 3.3. After the surrender of a Certificate in accordance with this Section 3.3, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Brookline Bancorp Common Stock represented by such Certificate.

               3.3.4. SURRENDER BY PERSONS OTHER THAN RECORD HOLDERS. If the Person surrendering a Certificate and signing the accompanying letter of transmittal is not the record holder thereof, then it shall be a condition of the payment of the Merger Consideration that: (i) such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the record holder; and (ii) the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

               3.3.5. CLOSING OF TRANSFER BOOKS. From and after the Effective Time, there shall be no transfers on the stock transfer books of MFI of the MFI Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Merger Consideration and canceled as provided in this Section 3.3.

               3.3.6.    RETURN OF EXCHANGE FUND. At any time following the six
(6) month period after the Effective Time, Brookline Bancorp shall be entitled to require the Exchange Agent to deliver to it any portions of the Exchange Fund which had been made available to the Exchange Agent and not disbursed to holders of Certificates (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to Brookline Bancorp (subject to abandoned property, escheat and other similar laws) with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither Brookline Bancorp nor the Exchange Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar law.

               3.3.7. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as Brookline Bancorp may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof.

               3.3.8. WITHHOLDING. Brookline Bancorp or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of MFI Common Stock such amounts as Brookline Bancorp (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by Brookline Bancorp or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the MFI Common Stock in respect of whom such deduction and withholding were made by Brookline Bancorp or the Exchange Agent.

     3.4.      TREATMENT OF MFI OPTIONS.

     MFI DISCLOSURE SCHEDULE 3.4 sets forth all of the outstanding MFI Options as of the date hereof. At the Effective Time, and pursuant to the terms of the MFI Option Plan, each MFI Option that is unexercised and outstanding, whether or not then exercisable, immediately prior thereto shall, by reason of the Merger, be cancelled and converted into the right to receive in cash an amount (subject to required tax withholdings) equal to (i) the excess of (A) the Cash

Consideration per share over (B) the exercise price per share of each such MFI Option MULTIPLIED BY (ii) the number of shares of MFI Common Stock subject to the MFI Option (the "Option Payment"). MFI shall make the Option Payment immediately prior to the Effective Time and MFI shall, in accordance with Section5.3 of the MFI Option Plan, give written notice to the each holder of a then outstanding MFI Option that such holder will receive the payment described herein in exchange for such holder's outstanding MFI Options and MFI shall use its reasonable best efforts to obtain the written acknowledgment of each such holder of the receipt of such notice. Prior to receipt of the Option Payment, each holder of an MFI Option shall execute a cancellation agreement, substantially in the form attached to BROOKLINE BANCORP DISCLOSURE SCHEDULE 3.4.

     3.5.      BANK MERGER.

     MFI and Brookline Bancorp shall use their reasonable best efforts to cause the merger of Medford Co-operative with and into Brookline Bank, with Brookline Bank as the surviving institution. In addition, following the execution and delivery of this Agreement, Brookline Bancorp will cause Brookline Bank, and MFI will cause Medford Co-operative, to execute and deliver a Plan of Bank Merger substantially in the form attached to this Agreement as Exhibit B.

     3.6.      RESERVATION OF SHARES.

     Brookline Bancorp shall reserve for issuance a sufficient number of shares of the Brookline Bancorp Common Stock for the purpose of issuing shares of Brookline Bancorp Common Stock to the MFI stockholders in accordance with this
Article III.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF MFI

     MFI represents and warrants to Brookline Bancorp that the statements contained in this Article IV are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Article IV), subject to the standard set forth in Section 4.1 and except as set forth in the MFI DISCLOSURE SCHEDULE delivered by MFI to Brookline Bancorp on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date, which only need be so correct as of such earlier date. MFI has made a good faith effort to ensure that the disclosure on each schedule of the MFI DISCLOSURE SCHEDULE corresponds to the section referenced herein. However, for purposes of the MFI DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule. References to the Knowledge of MFI shall include the Knowledge of Medford Co-operative.

     4.1. STANDARD.

     No representation or warranty of MFI contained in this Article IV shall be deemed untrue or incorrect, and MFI shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of this Article IV, has had or is reasonably expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material", "materially", "in all material respects", "Material Adverse Effect" or similar terms or phrases in any such representation or warranty. The foregoing standard shall not apply to representations and warranties contained in Sections 4.2 (other than the last sentence of Sections 4.2.1 and 4.2.2), 4.4, 4.13.4, 4.13.6, and 4.13.9, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects.

     4.2.      ORGANIZATION.

               4.2.1. MFI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). MFI has full corporate power and authority to carry on its business as now conducted. MFI is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

               4.2.2. Medford Co-operative is a Massachusetts chartered co-operative bank duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The deposits of Medford Co-operative are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by Medford Co-operative when due. Medford Co-operative is a member in good standing of the FHLB and owns the requisite amount of stock therein.

               4.2.3. MFI DISCLOSURE SCHEDULE 4.2.3 sets forth each MFI Subsidiary. Each MFI Subsidiary is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

               4.2.4. The respective minute books of MFI, Medford Co-operative and each other MFI Subsidiary accurately records, in all material respects, all material corporate actions of their respective stockholders and boards of directors (including committees).

               4.2.5. Prior to the date of this Agreement, MFI has made available to Brookline Bancorp true and correct copies of the certificate of incorporation or charter and bylaws of MFI, Medford Co-operative and each other MFI Subsidiary.

     4.3.      CAPITALIZATION.

               4.3.1. The authorized capital stock of MFI consists of 5,000,000 shares of MFI Common Stock, of which 1,565,945 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 1,000,000 shares of preferred stock, $0.01 par value ("MFI Preferred Stock"), none of which are outstanding. There are 1,180,556 shares of MFI Common Stock held by MFI as treasury stock as of the date hereof. Neither MFI nor any MFI Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of MFI

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Common Stock, or any other security of MFI or a MFI Subsidiary or any securities representing the right to vote, purchase or otherwise receive any shares of MFI Common Stock or any other security of MFI or any MFI Subsidiary, other than (i) shares issuable under the MFI Stock Benefit Plans, (ii) capital securities issued by the Mystic Financial Capital Trust I and the Mystic Financial Capital Trust II, (iii) debentures issued by MFI to Mystic Financial Capital Trust I and Mystic Financial Capital Trust II, and (iv) the guarantee issued by MFI to the holders of the capital securities issued by Mystic Financial Capital Trust and Mystic Financial Capital Trust II. MFI DISCLOSURE SCHEDULE 4.3.1 sets forth: the name of each holder of an award granted under any MFI Stock Benefit Plan, identifying the nature of the award; as to options to purchase MFI Common Stock, the number of shares each such individual may acquire pursuant to the exercise of such options, the grant, vesting and expiration dates, and the exercise price relating to the options held; and the names of each holder of an outstanding restricted stock award, the number of shares subject to each award, and the grant and vesting dates.

               4.3.2. MFI owns all of the capital stock of Medford Co-operative, free and clear of any lien or encumbrance. Except for the MFI Subsidiaries and as set forth in MFI DISCLOSURE SCHEDULE 4.3.2, MFI does not possess, directly or indirectly, any material equity interest in any corporate entity, except for equity interests held in the investment portfolios of MFI or any MFI Subsidiary (which as to any one issuer, do not exceed 5% of such issuer's outstanding equity securities), equity interests held by MFI Subsidiaries in a fiduciary capacity, and equity interests held in connection with the lending activities of MFI Subsidiaries, including stock in the FHLB. Either MFI or Medford Co-operative owns all of the outstanding shares of capital stock of each MFI Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature, except that, in the case of the Mystic Financial Capital Trust I and the Mystic Financial Capital Trust II, MFI owns 100% of the common securities and less than 100% of the capital securities.

               4.3.3. To MFI's Knowledge, other than the Mystic ESOP and except as set forth on MFI DISCLOSURE SCHEDULE 4.3.3, as of the date hereof no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of MFI Common Stock.

               4.3.4. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which MFI's stockholders may vote have been issued by MFI and are outstanding.

     4.4.      AUTHORITY; NO VIOLATION.

               4.4.1. MFI has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Regulatory Approvals described in Section 8.3 and the approval of this Agreement by MFI's stockholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by MFI and the completion by MFI of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of MFI. This Agreement has been duly and validly executed and delivered by MFI, and subject to approval by the stockholders of MFI and receipt of the Regulatory Approvals and due and valid execution and delivery of this Agreement by Brookline Bancorp, constitutes the valid and binding obligation of MFI, enforceable against

MFI in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity.

               4.4.2. Subject to compliance by Brookline Bancorp with the terms and conditions of this Agreement, (A) the execution and delivery of this Agreement by MFI, (B) subject to receipt of Regulatory Approvals, and MFI's and Brookline Bancorp's compliance with any conditions contained therein, and subject to the receipt of the approval of the stockholders of MFI, the consummation of the transactions contemplated hereby, and (C) compliance by MFI with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of MFI or any MFI Subsidiary or the Certificate of Incorporation and Bylaws of Medford Co-operative; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to MFI or any MFI Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of MFI or Medford Co-operative under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which MFI or Medford Co-operative is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on MFI and the MFI Subsidiaries taken as a whole.

     4.5.      CONSENTS.

     Except for (a) the receipt of the Regulatory Approvals and compliance with any conditions contained therein, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and (c) the approval of this Agreement by the requisite vote of the stockholders of MFI, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity or Bank Regulator are necessary, and, to MFI's Knowledge, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (x) the execution and delivery of this Agreement by MFI, and the completion by MFI of the Merger or (y) the execution and delivery of the Plan of Bank Merger and the completion of the Bank Merger. MFI has no reason to believe that (i) any required Regulatory Approvals or other required consents or approvals will not be received or will include the imposition of any condition or requirement that could reasonably be expected to result in a Material Adverse Effect on Brookline Bancorp and its Subsidiaries, taken as a whole, or that (ii) any public body or authority having jurisdiction over the affairs of MFI or its subsidiaries, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

     4.6.      FINANCIAL STATEMENTS.

               4.6.1. The MFI Regulatory Reports have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present in all material respects, the consolidated financial position, results of operations and changes in shareholders' equity of MFI as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

               4.6.2. MFI has previously made available to Brookline Bancorp the MFI Financial Statements covering periods ended prior to the date hereof. Except as disclosed in MFI DISCLOSURE SCHEDULE 4.6, the MFI Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of MFI and the MFI Subsidiaries on a consolidated basis as of and for the respective periods ended on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

               4.6.3. Except as disclosed in MFI DISCLOSURE SCHEDULE 4.6, at the date of each balance sheet included in the MFI Financial Statements or in the MFI Regulatory Reports, MFI did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such MFI Financial Statements or in the MFI Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

     4.7.      TAXES.

     Except as set forth in MFI DISCLOSURE SCHEDULE 4.7, MFI and the MFI Subsidiaries that are at least 80 percent owned by MFI are members of the same affiliated group within the meaning of Code Section 1504(a). MFI has duly filed all federal, state and material local tax returns required to be filed by or with respect to MFI and each Subsidiary of MFI, taking into account any extensions (all such returns, to MFI's Knowledge, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from MFI and any Subsidiary of MFI by any taxing authority or pursuant to any written tax sharing agreement, other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. Except as set forth in MFI DISCLOSURE SCHEDULE 4.7, as of the date of this Agreement, MFI has received no written notice of, and to MFI's Knowledge there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of MFI or any of its Subsidiaries, and no claim has been made by any taxing authority in a jurisdiction where MFI or any of its Subsidiaries do not file tax returns that MFI or any such Subsidiary is subject to taxation in that

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

jurisdiction. Except as set forth in MFI DISCLOSURE SCHEDULE 4.7, MFI and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. MFI and each of its Subsidiaries has timely withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and MFI and each of its Subsidiaries, to MFI's Knowledge, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

     4.8.      NO MATERIAL ADVERSE EFFECT.

     MFI and the MFI Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since June 30, 2003 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on MFI and the MFI Subsidiaries, taken as a whole.

     4.9.      MATERIAL CONTRACTS; LEASES; DEFAULTS.

               4.9.1. Except as set forth in MFI DISCLOSURE SCHEDULE 4.9.1, neither MFI nor any MFI Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract with any past or present officer, director or employee of MFI or any MFI Subsidiary, except for "at will" arrangements; (ii) any plan or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of MFI or any MFI Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of MFI or any MFI Subsidiary; (iv) any agreement which by its terms limits or affects the payment of dividends by MFI or any MFI Subsidiary; (v) any instrument evidencing or related to indebtedness for borrowed money in excess of $100,000, whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which MFI or any MFI Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, FHLB advances with a term to maturity not in excess of one year, repurchase agreements, bankers' acceptances, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other material non-customary restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Brookline Bancorp or any Brookline Bancorp Subsidiary; (vi) any other agreement, written or oral, which is not terminable without cause on 60 days' notice or less without material penalty or payment, or that obligates MFI or any MFI Subsidiary for the payment of more than $25,000 annually or for the payment of more than $50,000 over its remaining term; or (vii) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by MFI or any MFI Subsidiary (it being understood that any non-compete or similar provision shall be deemed material).

               4.9.2. Each real estate lease that will require the consent of the lessor or its agent as a result of the Merger or the Bank Merger by virtue of the terms of any such lease, is

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

listed in MFI DISCLOSURE SCHEDULE 4.9.2 identifying the section of the lease that contains such prohibition or restriction. Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, to its Knowledge, neither MFI nor any MFI Subsidiary is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

               4.9.3. True and correct copies of agreements, contracts, arrangements and instruments referred to in Section 4.9.1 and 4.9.2 have been made available to Brookline Bancorp on or before the date hereof, are listed on MFI DISCLOSURE SCHEDULE 4.9.1 and are in full force and effect on the date hereof. Except as set forth in MFI DISCLOSURE SCHEDULE 4.9.3, no plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which MFI or any MFI Subsidiary is a party or under which MFI or any MFI Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in MFI DISCLOSURE SCHEDULE 4.9.3, no such agreement, plan, contract, or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of MFI or any MFI Subsidiary or upon the occurrence of a subsequent event; or (y) requires MFI or any MFI Subsidiary to provide a benefit in the form of MFI Common Stock or determined by reference to the value of MFI Common Stock.

     4.10.     OWNERSHIP OF PROPERTY; INSURANCE COVERAGE.

               4.10.1. Except as set forth in MFI DISCLOSURE SCHEDULE 4.10.1, MFI and each MFI Subsidiary has good and, as to real property, marketable title to all material assets and properties owned by MFI or each MFI Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheet contained in the most recent MFI Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheet), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, reverse repurchase agreements or any transaction by a MFI Subsidiary acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. MFI and the MFI Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by MFI and the MFI Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in all material respects in the notes to the MFI Financial Statements.

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               4.10.2.   With respect to all material agreements pursuant to
which MFI or any MFI Subsidiary has purchased securities subject to an agreement to resell, if any, MFI or such MFI Subsidiary, as the case may be, has a lien or security interest (which to MFI's Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

               4.10.3. MFI, Medford Co-operative, and each other Subsidiary of MFI currently maintain insurance considered by each of them to be reasonable for their respective operations. Neither MFI, Medford Co-operative, nor any other Subsidiary of MFI, has received notice from any insurance carrier on or before the date hereof that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by MFI, Medford Co-operative, or any other Subsidiary of MFI under such policies. All such insurance is valid and enforceable and in full force and effect (other than insurance that expires in accordance with its terms), and within the last three years MFI, Medford Co-operative, and each other Subsidiary of MFI has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. MFI DISCLOSURE SCHEDULE 4.10.3 identifies all policies of insurance maintained by MFI, Medford Co-operative, and each Subsidiary of MFI as well as the other matters required to be disclosed under this Section 4.10.3.

     4.11.     LEGAL PROCEEDINGS.

     Except as set forth in MFI DISCLOSURE SCHEDULE 4.11, neither MFI nor any MFI Subsidiary is a party to any, and there are no pending or, to MFI's Knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature, (i) against MFI or any MFI Subsidiary, (ii) to which MFI or any MFI Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which would reasonably be expected to adversely affect the ability of MFI to perform under this Agreement, except for any proceeding, claim, action, investigation or inquiry which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

     4.12.     COMPLIANCE WITH APPLICABLE LAW.

               4.12.1. To MFI's Knowledge, each of MFI and each MFI Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (the "USA PATRIOT Act") of 2001, the Equal Credit Opportunity Act, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Consumer Credit Protection Act, the Fair Credit Reporting Act, the Fair Debt Collections Act, the Fair Housing Act, the Community Reinvestment Act of 1977 ("CRA"),

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the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither MFI nor any MFI Subsidiary has received any written notice to the contrary.

               4.12.2. Each of MFI and each MFI Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of MFI, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the approvals set forth in Section 8.3.

               4.12.3. For the period beginning July 1, 2001, neither MFI nor any MFI Subsidiary has received any written notification or, to MFI's Knowledge, any other communication from any Bank Regulator (i) asserting that MFI or any MFI Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to MFI or any MFI Subsidiary; (iii) requiring or threatening to require MFI or any MFI Subsidiary, or indicating that MFI or any MFI Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of MFI or any MFI Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any material manner the operations of MFI or any MFI Subsidiary (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither MFI nor any MFI Subsidiary has consented to or entered into any Regulatory Agreement that is currently in effect. The most recent regulatory rating given to Medford Co-operative as to compliance with the CRA is satisfactory or better.

     4.13.     EMPLOYEE BENEFIT PLANS.

               4.13.1. MFI DISCLOSURE SCHEDULE 4.13.1 contains a descriptive list of each compensation, consulting, employment, termination or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, recognition and retention, life, health, accident or other insurance, bonus, deferred or incentive compensation, severance or separation agreement or any agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering employees, former employees, directors or former directors of MFI or each MFI Subsidiary or their respective beneficiaries, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA, which MFI or any MFI Subsidiary maintains, to which MFI or any MFI Subsidiary contributes, or under which any employee, former employee, director or former director of MFI or any MFI Subsidiary is covered or has benefit rights and pursuant to which any liability of MFI or any MFI Subsidiary exists or is reasonably likely to occur (the "Compensation and Benefit Plans"). MFI has made available for inspection true and correct copies of the Compensation and Benefit Plans, as well as current summary plan descriptions, trust agreements, and insurance contracts, Internal Revenue Service Form 5500 (for the three most recently completed plan years) and the most recent IRS determination letters with respect thereto, and the loan agreement and related documents, including any amendments thereto, evidencing any outstanding loan to an employee stock ownership plan maintained by MFI or any MFI Subsidiary. Except as set forth on MFI DISCLOSURE SCHEDULE 4.13.1, MFI neither maintains nor has entered into any Compensation and Benefit Plan or other document, plan or agreement which contains any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of MFI or any MFI Subsidiary or their respective beneficiaries, or other provisions, which would cause an increase in the liability of MFI or any MFI Subsidiary or to Brookline Bancorp as a result of the transactions contemplated by this Agreement or any related action thereafter (a "Change in Control Benefit"). The term "Compensation and Benefit Plans" as used herein refers to all plans contemplated under the preceding sentences of this Section 4.13.1, provided that the term "Plan" or "Plans" is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. Neither MFI nor any MFI Subsidiary has been notified by any Governmental Entity to modify or limit any payments or other compensation paid or payable by MFI or any MFI Subsidiary under this Agreement, any Compensation and Benefit Plan or otherwise, to or for the benefit of any employee or director of MFI or any MFI Subsidiary and to the best knowledge of MFI, all such payments are in compliance with all applicable rules, regulations and bulletins promulgated by the Governmental Entities. Neither MFI nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to materially modify, change or renew any existing Compensation and Benefit Plan (any modification or change that increases the cost of such plans would be deemed material), except as required to maintain the qualified status thereof.

               4.13.2. Each of the Compensation and Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code ("MFI Qualified Plans") has been determined by the Internal Revenue Service to qualify under Section 401(a) of the Code (a copy of each such determination letter is included on MFI DISCLOSURE SCHEDULE 4.13.2), and, to the best knowledge of MFI, there exist no circumstances likely to materially adversely affect the qualified status of any such MFI Qualified Plan. All such MFI Qualified Plans established or maintained by MFI or each MFI Subsidiary or to which MFI or any MFI Subsidiary contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements in effect as of the Effective Time) of the Code for obtaining the tax benefits the Code permits with respect to such MFI Qualified Plans. Except as set forth on MFI DISCLOSURE SCHEDULE 4.13.2, no MFI Qualified Plan is a defined benefit pension plan which is subject to Title IV of ERISA. All accrued contributions and other payments required to be made by MFI or each MFI Subsidiary to any Compensation and Benefit Plan through the date hereof, have been made or reserves adequate for such purposes as of the date hereof, have been set aside therefor and reflected in MFI consolidated financial statements to the extent required by GAAP and MFI and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable Compensation and Benefit Plan for financial reporting purposes to the extent required by GAAP. Neither MFI nor any MFI Subsidiary is in material default in performing any of its respective contractual obligations under any of Compensation and Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan. Neither MFI nor any MFI Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject MFI or any MFI Subsidiary to an unpaid tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

               4.13.3. Except as set forth in MFI DISCLOSURE SCHEDULE 4.13.3, no liability, other than PBGC premiums arising in the ordinary course of business, has been or is expected by MFI or any of its Subsidiaries to be incurred with respect to any MFI Compensation and Benefit Plan which is a defined benefit plan subject to Title IV of ERISA ("MFI Defined Benefit Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by MFI or any entity which is considered one employer with MFI under Section 4001(b)(1) of ERISA or Section 414 of the Code (an "ERISA Affiliate") (such plan hereinafter referred to as an "ERISA Affiliate Plan"). Except as set forth in MFI DISCLOSURE SCHEDULE 4.13.3, based upon the report of MFI's third-party actuary and plan administrator, no MFI Defined Benefit Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof. Except as set forth in MFI DISCLOSURE SCHEDULE 4.13.3, the net fair market value of the assets of each MFI Defined Benefit Plan exceeds the actuarial present value of the accumulated plan benefits guaranteed under Section 4022 of ERISA as of the end of the most recent plan year ending prior to the date hereof for which MFI has completed actuarial reports that have been filed with the Internal Revenue Service. There is not currently pending with the PBGC any filings with respect to any reportable event under Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made (other than as might be required with respect to this Agreement and transactions contemplated thereby). Except as set forth in MFI DISCLOSURE SCHEDULE 4.13.3, neither MFI nor any ERISA Affiliate has contributed to any "multi-employer plan," as defined in
Section 3(37) of ERISA, on or after September 26, 1980. Except as set forth in MFI DISCLOSURE SCHEDULE 4.13.3, neither MFI nor any of its Subsidiaries has provided, or is required to provide, security to any MFI Defined Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code or has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA. Except as set forth in MFI DISCLOSURE SCHEDULE 4.13.3. neither MFI nor any ERISA Affiliate nor any MFI Compensation and Benefit Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which any of the aforesaid persons or entities would reasonably be expected to be subject to either a civil liability or penalty pursuant to Section 409, 502(i) or 502(l) of ERISA or a tax imposed pursuant to Chapter 43 of the Code. To the Knowledge of MFI, and except as set forth in MFI DISCLOSURE SCHEDULE 4.13.3, there is no pending investigation or enforcement action by any Bank Regulator with respect to any Compensation and Benefit Plan or any ERISA Affiliate Plan. There is no pending or, to the best knowledge of MFI, threatened litigation or pending claim (other than individual benefit claims made in the ordinary course) by or on behalf of or against any of Compensation and Benefit Plans (or with respect to the administration of any of such Plans) now or heretofore maintained by MFI or any MFI Subsidiary which allege violations of applicable state or federal law or the terms of the Plan which are reasonably likely to result in a liability on the part of MFI or any MFI Subsidiary or any such Plan.

               4.13.4. Except as set forth in MFI DISCLOSURE SCHEDULE 4.13.4, neither MFI nor any MFI Subsidiary has any obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. Except as set forth in MFI DISCLOSURE SCHEDULE 4.13.4, there has been no communication to employees by MFI or any MFI Subsidiary that would reasonably be expected to preclude MFI (or Brookline Bancorp as successor to MFI) from amending or terminating any obligations to its employees or former employees with respect to retiree health, life insurance, disability insurance, or other retiree death benefits.

               4.13.5. All Compensation and Benefit Plans that are group health plans have been operated in compliance with the group health plan continuation requirements of Section 4980B of the Code and Sections 601-609 of ERISA and with the certification of prior coverage and other requirements of Sections 701-702 and 711-713 of ERISA.

               4.13.6. Except as set forth in MFI DISCLOSURE SCHEDULE 4.13.6, MFI and its Subsidiaries do not maintain any Compensation and Benefit Plans covering employees who are not United States residents.

               4.13.7.   MFI DISCLOSURE SCHEDULE 4.13.7, lists and describes:
(i) each employee, officer and director of MFI and each MFI Subsidiary who is eligible to receive a Change in Control Benefit, showing the amount of such Change in Control Benefit for the individuals listed on MFI DISCLOSURE SCHEDULE 7.8.3; (ii) each other employee of MFI or any MFI Subsidiary who may be eligible for a Change in Control Benefit, showing the date of hire of each such employee, and his or her estimated salary for 2004 and bonus amount for 2003; as well as his or her exempt status, (iii) the unpaid balance of any loans owing by the Mystic ESOP to MFI or any party as of the date hereof (the "ESOP Loan") and the number of unallocated shares of MFI Common Stock held by such trust; and (iv) each employee, officer or director for whom a supplemental executive retirement, salary continuation or deferred compensation plan or agreement is maintained, showing the amounts due under each such plan or agreement and the payment schedule thereof, and the amounts accrued in MFI Financial Statements with respect thereto. Except as disclosed in MFI DISCLOSURE SCHEDULE 4.13.7, the consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

               4.13.8. Except as disclosed in MFI DISCLOSURE SCHEDULE 4.13.8, neither MFI nor any MFI Subsidiary maintains any compensation plans, programs or arrangements under which any payment is reasonably likely to become non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under
Section 162(m) of the Code and the regulations issued thereunder.

               4.13.9. Except as set forth in MFI DISCLOSURE SCHEDULE 4.13.9, the consummation of the Merger and/or the Bank Merger will not, directly or indirectly (including without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time), entitle any current or former employee, director or independent contractor of MFI or any MFI Subsidiary to any actual or deemed payment (or benefit) which would reasonably be expected to constitute a "parachute payment" (as such term is defined in Section 280G of the Code).

     4.14.     BROKERS, FINDERS AND FINANCIAL ADVISORS.

     Neither MFI nor any MFI Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement except for the retention of RBC Capital Markets ("RBC") by MFI and the fee payable pursuant thereto. A true and correct copy of the engagement agreement with RBC, setting forth the fee payable to RBC for its services rendered to MFI in connection with the Merger and transactions contemplated by this Agreement, is attached to MFI DISCLOSURE SCHEDULE 4.14.

     4.15.     ENVIRONMENTAL MATTERS.

               4.15.1. Except as may be set forth in MFI DISCLOSURE SCHEDULE 4.15, with respect to MFI and each MFI Subsidiary:

                         (A)  Each of MFI and the MFI Subsidiaries and, to MFI's
Knowledge, the Participation Facilities and the Loan Properties are, and have been, in substantial compliance with, and are not liable under, any Environmental Laws;

                         (B)  MFI has received no written notice that there is
any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to MFI's Knowledge, no such action is threatened, before any court, governmental agency or other forum against it or any of the MFI Subsidiaries or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any of the MFI Subsidiaries or any Participation Facility;

                         (C)  MFI has received no written notice that there is
any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to MFI's Knowledge no such action is threatened, before any court, governmental agency or other forum relating to or against any Loan Property (or MFI or any of the MFI Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

                         (D)  To MFI's Knowledge, the properties currently owned
or operated by MFI or any MFI Subsidiary (including, without limitation, soil, groundwater or surface water on, or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Materials of Environmental Concern other than as permitted under applicable Environmental Law;

                         (E)  Neither MFI nor any MFI Subsidiary has received
any written notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

                         (F)  To MFI's Knowledge, there are no underground
storage tanks on, in or under any properties owned or operated by MFI or any of the MFI Subsidiaries or any Participation Facility, and to MFI's Knowledge, no underground storage tanks have been closed or removed from any properties owned or operated by MFI or any of the MFI Subsidiaries or any Participation Facility; and

                         (G)  To MFI's Knowledge, during the period of (s) MFI's
or any of the MFI Subsidiaries' ownership or operation of any of their respective current properties or (t) MFI's or any of the MFI Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Materials of Environmental Concerns in, on, under or affecting such properties that could reasonably be expected to result in material liability under the Environmental Laws. To MFI's Knowledge, prior to the period of (x) MFI's or any of the MFI Subsidiaries' ownership or operation of any of their respective current properties or (y) MFI's or any of the MFI Subsidiaries' participation in the management of any Participation Facility, there was no contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties that could reasonably be expected to result in material liability under the Environmental Laws.

                         (H)  Neither MFI nor any other MFI Subsidiary has
conducted any environmental studies during the past ten years (other than Phase I studies which did not indicate any contamination of the environment by Materials of Environmental Concern) with respect to any properties owned or leased by it or any of its Subsidiaries, or with respect to any Loan Property or any Participation Facility.

               4.15.2. "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property. "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     4.16.     LOAN PORTFOLIO.

               4.16.1. The allowance for loan losses reflected in the notes to MFI's audited consolidated statement of financial condition at June 30, 2003 was, and the allowance for loan losses shown in the notes to the unaudited consolidated financial statements in MFI's Securities Documents for periods ending after June 30, 2003 were, or will be, adequate, as of the dates thereof, under GAAP.

               4.16.2. MFI DISCLOSURE SCHEDULE 4.16.2 sets forth a listing, as of May 31, 2004, by account, of: (A) all loans (including loan participations) of MFI or any other MFI Subsidiary that have been accelerated during the past twelve months; (B) all loan commitments or lines of credit of MFI or any other MFI Subsidiary which have been terminated by MFI or any other MFI Subsidiary during the past twelve months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (C) all loans, lines of credit and loan commitments as to which MFI or any other MFI Subsidiary has given written notice of its intent to terminate during the past twelve months; (D) with respect to all commercial loans (including commercial real estate loans), all notification letters and other written communications from MFI or any other MFI Subsidiary to any of their respective borrowers, customers or other parties during the past twelve months wherein MFI or any other MFI Subsidiary has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults; (E) each borrower, customer or other party which has notified Medford Co-operative or any other MFI Subsidiary during the past twelve months of, or has asserted against Medford Co-operative, or any other MFI Subsidiary, in each case in writing, any "lender liability" or similar claim, and, to the knowledge of MFI or any MFI Subsidiary, each borrower, customer or other party which has given Medford Co-operative, or any other MFI Subsidiary any oral notification of, or orally asserted to or against Medford Co-operative, or any other MFI Subsidiary, any such claim; and (F) all loans, (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of May 31, 2004 are classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder,
(4) where a reasonable doubt exists as to the timely future collectability of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith; and (G) all other assets classified by Medford Co-operative, or any other MFI Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure. DISCLOSURE SCHEDULE
4.16.2 may exclude any individual loan with a principal outstanding balance of less than $50,000, provided that DISCLOSURE SCHEDULE 4.16.2 includes, for each category described, the aggregate amount of individual loans with a principal outstanding balance of less than $50,000 that has been excluded.

               4.16.3. All loans receivable (including discounts) and accrued interest entered on the books of MFI and the MFI Subsidiaries arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of MFI's or the appropriate MFI Subsidiary's respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be, except as set forth in MFI DISCLOSURE SCHEDULE 4.16.3. To the Knowledge of MFI, the loans, discounts and the accrued interest reflected on the books of MFI and the MFI Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity. Except as set forth in MFI DISCLOSURE SCHEDULE 4.16.3, all such loans are owned by MFI or the appropriate MFI Subsidiary free and clear of any liens.

               4.16.4. The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

     4.17.     SECURITIES DOCUMENTS.

     MFI has made available to Brookline Bancorp copies of its (i) annual reports on Form 10-K for the years ended June 30, 2003, 2002 and 2001, (ii) quarterly reports on Form 10-Q for the quarters ended September 30, 2003, December 31, 2003 and March 31, 2004, and (iii) proxy materials used or for use in connection with its meetings of stockholders held in 2003 and 2002. Such reports, as amended, and proxy materials complied, at the time filed with the SEC, in all material respects, with the Securities Laws.

     4.18.     RELATED PARTY TRANSACTIONS.

     Except as described in MFI's proxy statement dated September 12, 2003 (the "MFI Proxy Statement") distributed in connection with its annual meeting of stockholders held on October 22, 2003 (which has previously been made available to Brookline Bancorp), or as set forth in MFI DISCLOSURE SCHEDULE 4.18, neither MFI nor any MFI Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of MFI or any MFI Subsidiary. Except as described in the MFI Proxy Statement, all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of MFI or any MFI Subsidiary is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended except for rate modifications pursuant to Medford Co-operative's loan modification policy that is applicable to all Persons. Neither MFI nor any MFI Subsidiary has been notified that principal or interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by MFI is inappropriate.

     4.19.     DEPOSITS.

     None of the deposits of any MFI Subsidiary is a "brokered deposit" as defined in 12 C.F.R. Section 337.6(a)(2).

     4.20.     ANTITAKEOVER PROVISIONS INAPPLICABLE; REQUIRED VOTE.

     The Board of Directors of MFI has, to the extent such statute is applicable, taken all action (including appropriate approvals of the Board of Directors of MFI) necessary to exempt Brookline Bancorp, the Merger, this Agreement and the transactions contemplated hereby from Section 203 of the DGCL. The affirmative vote of a majority of the issued and outstanding shares of MFI Common Stock is required to approve this Agreement and the Merger under MFI's certificate of incorporation (and no greater voting requirement is applicable by reason of Article VIII of the Certificate of Incorporation) and the DGCL.

     4.21.     REGISTRATION OBLIGATIONS.

     Neither MFI nor any MFI Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

     4.22.     RISK MANAGEMENT INSTRUMENTS.

     All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for MFI's own account, or for the account of one or more of MFI's Subsidiaries or their customers (all of which are set forth in MFI DISCLOSURE
SCHEDULE 4.22), were in all material respects entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of MFI and each MFI Subsidiary, with counterparties believed to be financially responsible at the time; and to MFI's and each MFI Subsidiary's Knowledge each of them constitutes the valid and legally binding obligation of MFI or such MFI Subsidiary, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither MFI nor any MFI Subsidiary, nor, to the Knowledge of MFI, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

     4.23.     FAIRNESS OPINION.

     MFI has received an opinion from RBC to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date hereof, the Merger Consideration to be received by the stockholders of MFI pursuant to this Agreement is fair to such stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

     4.24.     INTELLECTUAL PROPERTY.

     MFI and each MFI Subsidiary owns or, to MFI's Knowledge, possesses valid and binding licenses and other rights (subject to expirations in accordance with their terms) to use all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in their business, each without payment, and neither MFI nor any MFI Subsidiary has received any notice of conflict with respect thereto that asserts the rights of others. MFI and each Significant Subsidiary of MFI have performed all the obligations required to be performed, and are not in default in any respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing.

     4.25.     TRUST ACCOUNTS.

     Neither MFI, nor any MFI Subsidiary conducts any trust business.

     4.26.     LABOR MATTERS.

     There are no labor or collective bargaining agreements to which MFI or any MFI Subsidiary is a party. To the Knowledge of MFI, there is no union organizing effort pending or threatened against MFI or any MFI Subsidiary. There is no labor strike, labor dispute (other than routine employee grievances that are not related to union employees), work slowdown, stoppage or lockout pending or, to the Knowledge of MFI, threatened against MFI or any MFI Subsidiary. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of MFI, threatened against MFI or any MFI Subsidiary (other than routine employee grievances that are not related to union employees). MFI and each MFI Subsidiary is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice.

     4.27.     MFI INFORMATION SUPPLIED

     The information relating to MFI and any MFI Subsidiary to be contained in the Merger Registration Statement, or in any other document filed with any Bank Regulator or other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Merger Registration Statement will comply with the provisions of the Exchange Act and the rules and regulations thereunder and the provisions of the Securities Act and the rules and regulations thereunder, except that no representation or warranty is made by MFI with respect to statements made or incorporated by reference therein based on information supplied by Brookline Bancorp specifically for inclusion or incorporation by reference in the Merger Registration Statement.

                                    ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF BROOKLINE BANCORP

     Brookline Bancorp represents and warrants to MFI that the statements contained in this Article V are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this

Agreement throughout this Article V), subject to the standard set forth in
Section 5.1 and except as set forth in the BROOKLINE BANCORP DISCLOSURE SCHEDULE delivered by Brookline Bancorp to MFI on the date hereof, and except to any representation of warranty which specifically relates to an earlier date, which only need be so correct as of such earlier date. Brookline Bancorp has made a good faith effort to ensure that the disclosure on each schedule of the BROOKLINE BANCORP DISCLOSURE SCHEDULE corresponds to the section referenced herein. However, for purposes of the BROOKLINE BANCORP DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule. References to the Knowledge of Brookline Bancorp shall include the Knowledge of Brookline Bank.

     5.1.      STANDARD.

     No representation or warranty of Brookline Bancorp contained in this
Article V shall be deemed untrue or incorrect, and Brookline Bancorp shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Article V, has had or is reasonably expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material", "materially", "in all material respects", "Material Adverse Effect" or similar terms or phrases in any such representation or warranty. The foregoing standard shall not apply to representations and warranties contained in Sections 5.2 (other than the last sentence of Sections 5.2.1 and 5.2.2), 5.3 and 5.4, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects.

     5.2.      ORGANIZATION.

               5.2.1. Brookline Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a savings and loan holding company under the HOLA. Brookline Bancorp has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

               5.2.2. Brookline Bank is a savings association duly organized, validly existing and in good standing under Federal law. The deposits of Brookline Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Brookline Bank is a member in good standing of the FHLB and owns the requisite amount of stock therein.

               5.2.3. BROOKLINE BANCORP DISCLOSURE SCHEDULE 5.2.3 sets forth each Brookline Bancorp Subsidiary. Each Brookline Bancorp Subsidiary (other than Brookline Bank) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

               5.2.4. The respective minute books of Brookline Bancorp and each Brookline Bancorp Subsidiary accurately records, in all material respects, all material corporate actions of their respective stockholders and boards of directors (including committees).

               5.2.5. Prior to the date of this Agreement, Brookline Bancorp has made available to MFI true and correct copies of the certificate of incorporation or charter and bylaws of Brookline Bancorp and Brookline Bank and the Brookline Bancorp Subsidiaries.

     5.3.      CAPITALIZATION.

               5.3.1. The authorized capital stock of Brookline Bancorp consists of 200,000,000 shares of Brookline Bancorp Common Stock, of which 60,409,532 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 50,000,000 shares of preferred stock, $0.01 par value ("Brookline Bancorp Preferred Stock"), none of which are outstanding. There are 1,335,299_ shares of Brookline Bancorp Common Stock held by Brookline Bancorp as treasury stock. Neither Brookline Bancorp nor any Brookline Bancorp Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of Brookline Bancorp Common Stock, or any other security of Brookline Bancorp or any securities representing the right to vote, purchase or otherwise receive any shares of Brookline Bancorp Common Stock or any other security of Brookline Bancorp, other than shares issuable under the Brookline Bancorp Stock Benefit Plans.

               5.3.2. Brookline Bancorp owns all of the capital stock of Brookline Bank free and clear of any lien or encumbrance. Either Brookline Bancorp or Brookline Bank owns all of the outstanding shares of capital stock of each Brookline Bancorp Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

               5.3.3.    Except as set forth in BROOKLINE BANCORP DISCLOSURE
SCHEDULE 5.3.3, to the Knowledge of Brookline Bancorp, no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Brookline Bancorp Common Stock.

               5.3.4. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which Brookline Bancorp's stockholders may vote has been issued by Brookline Bancorp and are outstanding.

     5.4.      AUTHORITY; NO VIOLATION.

               5.4.1. Brookline Bancorp has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the required Regulatory Approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Brookline Bancorp and the completion by Brookline Bancorp of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of Brookline Bancorp, and no other corporate proceedings on the part of Brookline Bancorp are necessary to complete the transactions contemplated hereby, up to and including the Merger. This Agreement has been duly and validly executed and delivered by

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

Brookline Bancorp, and subject to the receipt of the Regulatory Approvals described in Section 8.3 and approval by the stockholders of MFI and due and valid execution and delivery of this Agreement by MFI, constitutes the valid and binding obligations of Brookline Bancorp, enforceable against Brookline Bancorp in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity.

               5.4.2. (A) The execution and delivery of this Agreement by Brookline Bancorp, (B) subject to receipt of the Regulatory Approvals, and compliance by MFI and Brookline Bancorp with any conditions contained therein, and subject to the receipt of the approval of the stockholders of MFI, the consummation of the transactions contemplated hereby, and (C) compliance by Brookline Bancorp with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of Brookline Bancorp or any Brookline Bancorp Subsidiary or the charter and bylaws of Brookline Bank; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Brookline Bancorp or any Brookline Bancorp Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Brookline Bancorp, Brookline Bank or any Brookline Bancorp Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which any of them is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Brookline Bancorp and the Brookline Bancorp Subsidiaries taken as a whole.

     5.5.      CONSENTS.

     Except for (a) the receipt of the Regulatory Approvals and compliance with any conditions contained therein, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (c) the filing with the SEC of (i) the Merger Registration Statement and (ii) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (d) approval of the listing of Brookline Bancorp Common Stock to be issued in the Merger on the Nasdaq, (e) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Brookline Bancorp Common Stock pursuant to this Agreement, and (f) the approval of this Agreement by the requisite vote of the stockholders of MFI, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity or Bank Regulator are necessary, and, to the Knowledge of Brookline Bancorp, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (x) the execution and delivery of this Agreement by Brookline Bancorp and the completion by Brookline Bancorp of the Merger or (y) the execution and delivery of the Plan of Bank Merger and the completion of the Bank Merger. Brookline Bancorp has no reason to believe that (i) any Regulatory Approvals or other required consents or approvals will not be received or will include the imposition of any condition or requirement that could reasonably be expected by Brookline Bancorp to result in a Material Adverse Effect on Brookline Bancorp and its Subsidiaries, taken as a whole, or that (ii) any public body or authority having jurisdiction over affairs of Brookline Bancorp, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

     5.6.      FINANCIAL STATEMENTS.

               5.6.1. Brookline Bancorp has previously made available to MFI the Brookline Bancorp Financial Statements covering periods ended prior to the date hereof. The Brookline Bancorp Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of Brookline Bancorp and the Brookline Bancorp Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

               5.6.2. At the date of each balance sheet included in the Brookline Bancorp Financial Statements, Brookline Bancorp did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Brookline Bancorp Financial Statements or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

     5.7.      TAXES.

     Brookline Bancorp and the Brookline Bancorp Subsidiaries that are at least 80 percent owned by Brookline Bancorp are members of the same affiliated group within the meaning of Code Section 1504(a). Brookline Bancorp has duly filed all federal, state and material local tax returns required to be filed by or with respect to Brookline Bancorp and each Subsidiary of Brookline Bancorp, taking into account any extensions (all such returns, to the Knowledge of Brookline Bancorp, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all federal, state and material local taxes which have been incurred by or are due or claimed to be due from Brookline Bancorp and any Subsidiary of Brookline Bancorp by any taxing authority or pursuant to any written tax sharing agreement other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. As of the date of this Agreement, Brookline Bancorp has received no notice of, and to the Knowledge of Brookline Bancorp, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Brookline Bancorp or any of its Subsidiaries, and no claim has been made by any taxing authority in a jurisdiction where Brookline Bancorp or any of its Subsidiaries do not file tax returns that Brookline Bancorp or any such Subsidiary is subject to taxation in that jurisdiction. Except as set forth in BROOKLINE BANCORP DISCLOSURE SCHEDULE 5.7, Brookline Bancorp and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Brookline Bancorp and each of its Subsidiaries has timely withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and Brookline Bancorp and each of its Subsidiaries, to the Knowledge of Brookline Bancorp, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

     5.8.      NO MATERIAL ADVERSE EFFECT.

     Except as disclosed in Brookline Bancorp's Securities Documents filed on or prior to the date hereof, Brookline Bancorp and the Brookline Bancorp Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since December 31, 2003 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Brookline Bancorp and the Brookline Bancorp Subsidiaries, taken as a whole.

     5.9.      OWNERSHIP OF PROPERTY; INSURANCE COVERAGE.

               5.9.1. Brookline Bancorp and each Significant Subsidiary of Brookline Bancorp has good and, as to real property, marketable title to all material assets and properties owned by Brookline Bancorp or each Significant Subsidiary of Brookline Bancorp in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Brookline Bancorp Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except
(i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, or any transaction by a Significant Subsidiary of Brookline Bancorp acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. Brookline Bancorp and the Significant Subsidiaries of Brookline Bancorp, as lessee, have the right under valid and subsisting leases of real and personal properties used by Brookline Bancorp and the Significant Subsidiaries of Brookline Bancorp in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them.

               5.9.2. Brookline Bancorp and each Significant Subsidiary of Brookline Bancorp currently maintain insurance considered by Brookline Bancorp to be reasonable for their respective operations. Neither Brookline Bancorp nor any Significant Subsidiary of Brookline Bancorp has received notice from any insurance carrier on or before the date hereof that such insurance will be canceled or that coverage thereunder will be reduced or eliminated.

All such insurance is valid and enforceable and in full force and effect (other than insurance that expires in accordance with its terms), and within the last three years Brookline Bancorp and each Significant Subsidiary of Brookline Bancorp has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies.

     5.10.     LEGAL PROCEEDINGS.

     Neither Brookline Bancorp nor any Brookline Bancorp Subsidiary is a party to any, and there are no pending or, to the Knowledge of Brookline Bancorp, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against Brookline Bancorp or any Brookline Bancorp Subsidiary, (ii) to which Brookline Bancorp or any Brookline Bancorp Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which would reasonably be expected to adversely affect the ability of Brookline Bancorp to perform under this Agreement, except for any proceeding, claim, action, investigation or inquiry which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

     5.11.     COMPLIANCE WITH APPLICABLE LAW.

               5.11.1. To the Knowledge of Brookline Bancorp, each of Brookline Bancorp and each Brookline Bancorp Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the USA PATRIOT Act, the Equal Credit Opportunity Act, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Consumer Credit Protection Act, the Fair Credit Reporting Act, the Fair Debt Collections Act, the Fair Housing Act, the CRA, the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither Brookline Bancorp nor any Brookline Bancorp Subsidiary has received any written notice to the contrary.

               5.11.2. Each of Brookline Bancorp and each Brookline Bancorp Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of Brookline Bancorp, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the approvals set forth in Section 8.3.

               5.11.3. For the period beginning January 1, 2001, neither Brookline Bancorp nor any Brookline Bancorp Subsidiary has received any written notification or, to the Knowledge of Brookline Bancorp, any other communication from any Bank Regulator (i) asserting that

Brookline Bancorp or any Brookline Bancorp Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Brookline Bancorp or any Brookline Bancorp Subsidiary; (iii) requiring or threatening to require Brookline Bancorp or any Brookline Bancorp Subsidiary, or indicating that Brookline Bancorp or any Brookline Bancorp Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of Brookline Bancorp or any Brookline Bancorp Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Brookline Bancorp or any Brookline Bancorp Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Brookline Bancorp nor any Brookline Bancorp Subsidiary has consented to or entered into any currently effective Regulatory Agreement. The most recent regulatory rating given to Brookline Bank as to compliance with the CRA is satisfactory or better.

     5.12.     EMPLOYEE BENEFIT PLANS.

               5.12.1. BROOKLINE BANCORP DISCLOSURE SCHEDULE 5.12.1 includes a list of all Compensation and Benefit Plans sponsored by Brookline Bancorp or any of its Subsidiaries. "Compensation and Benefit Plans" as used herein shall have the same meaning as set forth in Section 4.13.1, substituting the name of Brookline Bancorp for MFI wherever used therein. Neither Brookline Bancorp nor any of its Subsidiaries has been notified by any Governmental Entity to modify or limit any payments or other compensation paid or payable by Brookline Bancorp or any of its Subsidiaries under this Agreement, any Compensation and Benefit Plan or otherwise, to or for the benefit of any employee or director of Brookline Bancorp or any of its Subsidiaries and to the best knowledge of Brookline Bancorp, all such payments are in compliance with all applicable rules, regulations and bulletins promulgated by the any Governmental Entities. Neither Brookline Bancorp nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to materially modify, change or renew any existing Compensation and Benefit Plan (any modification or change that increases the cost of such plans would be deemed material), except as required to maintain the qualified status thereof, Brookline Bancorp has made available to MFI true and correct copies of the Brookline Bancorp Compensation and Benefit Plans.

               5.12.2. Each of the Compensation and Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code ("Brookline Bancorp Qualified Plans") has been determined by the Internal Revenue Service to qualify under Section 401(a) of the Code (a copy of each such determination letter is included on BROOKLINE BANCORP DISCLOSURE SCHEDULE 5.12.2), and, to the best knowledge of Brookline Bancorp, there exist no circumstances likely to materially adversely affect the qualified status of any such Brookline Bancorp Qualified Plan. All such Brookline Bancorp Qualified Plans established or maintained by Brookline Bancorp or each Brookline Bancorp Subsidiary or to which Brookline Bancorp or any Brookline Bancorp Subsidiary contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements in effect as of the Effective
Time) of the Code for obtaining the tax benefits the Code permits with respect to such Brookline Bancorp Qualified Plans. Except as set forth on BROOKLINE BANCORP DISCLOSURE SCHEDULE 5.12.2, no Brookline Bancorp Qualified Plan is a defined benefit pension plan which is subject to Title IV of ERISA. All accrued contributions and other payments required to be made by Brookline Bancorp or each Brookline Bancorp Subsidiary to any Compensation and Benefit Plan through the date hereof, have been made or reserves adequate for such purposes as of the date hereof, have been set aside therefor and reflected in Brookline Bancorp's consolidated financial statements to the extent required by GAAP and Brookline Bancorp and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable Compensation and Benefit Plan for financial reporting purposes to the extent required by GAAP. Neither Brookline Bancorp nor any Brookline Bancorp Subsidiary is in material default in performing any of its respective contractual obligations under any Compensation and Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan. Neither Brookline Bancorp nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Brookline Bancorp or any of its Subsidiaries to an unpaid tax or penalty imposed by either Section 4975 of the Code or
Section 502 of ERISA.

               5.12.3. No liability, other than PBGC premiums arising in the ordinary course of business, has been or is expected by Brookline Bancorp or any of its Subsidiaries to be incurred with respect to any Compensation and Benefit Plan which is a defined benefit plan subject to Title IV of ERISA ("Brookline Bancorp Defined Benefit Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by Brookline Bancorp or any entity which is considered one employer with Brookline Bancorp under Section 4001(b)(1) of ERISA or Section 414 of the Code (an "ERISA Affiliate") (such plan hereinafter referred to as an "ERISA Affiliate Plan"). No Brookline Bancorp Defined Benefit Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof. The net fair market value of the assets of each Brookline Bancorp Defined Benefit Plan exceeds the actuarial present value of the accumulated plan benefits guaranteed under Section 4022 of ERISA as of the end of the most recent plan year ending prior to the date hereof for which Brookline Bancorp has completed actuarial reports that have been filed with the Internal Revenue Service. There is not currently pending with the PBGC any filings with respect to any reportable event under Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made (other than as might be required with respect to this Agreement and transactions contemplated thereby). Neither Brookline Bancorp nor any ERISA Affiliate has contributed to any "multi-employer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980. Neither Brookline Bancorp nor any of its Subsidiaries has provided, or is required to provide, security to any Brookline Bancorp Defined Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code or has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA. Neither Brookline Bancorp nor any ERISA Affiliate nor any Brookline Bancorp Compensation and Benefit Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which any of the aforesaid persons or entities would reasonably be expected to be subject to either a civil liability or penalty pursuant to Section 409, 502(i) or 502(l) of ERISA or a tax imposed pursuant to Chapter 43 of the Code. To the Knowledge of Brookline Bancorp, there is no pending investigation or enforcement action by any Bank Regulator with respect to any Compensation and Benefit Plan or any ERISA Affiliate Plan. There is no pending or, to the best knowledge of Brookline Bancorp, threatened litigation or pending claim (other than individual benefit claims made in the ordinary course) by or on behalf of or against any of Compensation and Benefit Plans (or with respect to the administration of any of such Plans) now or heretofore maintained by Brookline Bancorp or any Brookline Bancorp Subsidiary which allege violations of applicable state or federal law or the terms of the Plan which are reasonably likely to result in a liability on the part of Brookline Bancorp or any of its Subsidiaries or any such Plan.

               5.12.4. All Compensation and Benefit Plans that are group health plans have been operated in compliance with the group health plan continuation requirements of Section 4980B of the Code and Sections 601-609 of ERISA and with the certification of prior coverage and other requirements of Sections 701-702 and 711-713 of ERISA.

     5.13.     ENVIRONMENTAL MATTERS.

               5.13.1. To the Knowledge of Brookline Bancorp, neither the conduct nor operation of their business nor any condition of any property currently or previously owned or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a lien, results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon Brookline Bancorp or any of Brookline Bancorp Subsidiary. To the Knowledge of Brookline Bancorp, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to Brookline Bancorp or any Brookline Bancorp Subsidiary by reason of any Environmental Laws. Neither Brookline Bancorp nor any Brookline Bancorp Subsidiary has received any written notice from any Person that Brookline Bancorp or any Brookline Bancorp Subsidiary or the operation or condition of any property ever owned, operated, or held as collateral or in a fiduciary capacity by any of them are currently in violation of or otherwise are alleged to have financial exposure under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon Brookline Bancorp or any Brookline Bancorp Subsidiary.

               5.13.2. There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the Brookline Bancorp's Knowledge, threatened, before any court, governmental agency or other forum against Brookline Bancorp or any Brookline Bancorp Subsidiary (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by any of the Brookline Bancorp.

     5.14.     LOAN PORTFOLIO.

               5.14.1. The allowance for loan losses reflected in Brookline Bancorp's audited consolidated statement of condition at December 31, 2003 was, and the allowance for loan losses shown on the balance sheets in Brookline Bancorp's Securities Documents for periods ending after December 31, 2003 were or will be, adequate, as of the dates thereof, under GAAP.

               5.14.2. BROOKLINE BANCORP DISCLOSURE SCHEDULE 5.14.2 sets forth a listing, as of the most recently available date, all loans of Brookline Bancorp and any Brookline Bancorp Subsidiary (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this Agreement are classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4) where a reasonable doubt exists as to the timely future collectability of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith; and all assets classified by Brookline Bancorp or any Brookline Bancorp Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure. DISCLOSURE SCHEDULE 5.14.2 may exclude any individual loan with a principal outstanding balance of less than $100,000.

               5.14.3. All loans receivable (including discounts) and accrued interest entered on the books of Brookline Bancorp and each Brookline Bancorp Subsidiary arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be.

               5.14.4. The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

     5.15.     SECURITIES DOCUMENTS.

     Brookline Bancorp has made available to MFI copies of its (i) annual report on Form 10-K for the year ended December 31, 2003, (ii) quarterly report on Form 10-Q for the quarter ended March 31, 2004 and (iii) proxy materials used or for use in connection with its meeting of

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stockholders held in 2004. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Securities Laws.

     5.16.     DEPOSITS.

     None of the deposits of any Brookline Bancorp Subsidiary is a "brokered deposit" as defined in 12 C.F.R. Section 337.6(a)(2).

     5.17.     ANTITAKEOVER PROVISIONS INAPPLICABLE.

     The transactions contemplated by this Agreement are not subject to the requirements of any "moratorium," "control share," "fair price," "affiliate transactions," "business combination" or other antitakeover laws and regulations of any state, including the provisions of Section 203 of the DGCL applicable to Brookline Bancorp or any Brookline Bancorp Subsidiary.

     5.18.     BROKERS, FINDERS AND FINANCIAL ADVISORS.

     Neither Brookline Bancorp nor any Brookline Bancorp Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement, except for the retention of Ryan Beck & Co. by Brookline Bancorp and the fee payable pursuant thereto.

     5.19.     BROOKLINE BANCORP COMMON STOCK

     The shares of Brookline Bancorp Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

     5.20.     MATERIAL CONTRACTS; LEASES, DEFAULTS.

     Neither Brookline Bancorp nor any Brookline Bancorp Subsidiary is a party to or subject to: (i) any collective bargaining agreement with any labor union relating to employees of Brookline Bancorp or any Brookline Bancorp Subsidiary; nor (ii) any agreement which by its terms limits the payment of dividends by Brookline Bancorp or any Brookline Bancorp Subsidiary.

     5.21.     BROOKLINE BANCORP INFORMATION SUPPLIED.

     The information relating to Brookline Bancorp and any Brookline Bancorp Subsidiary to be contained in the Merger Registration Statement, or in any other document filed with any Bank Regulator or other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Merger Registration Statement will comply with the provisions of the Exchange Act and the rules and regulations thereunder and the provisions of the Securities Act and the rules and regulations thereunder, except that no representation or warranty is made by Brookline Bancorp with respect

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to statements made or incorporated by reference therein based on information supplied by MFI specifically for inclusion or incorporation by reference in the Merger Registration Statement.

                                   ARTICLE VI
                                COVENANTS OF MFI

     6.1.      CONDUCT OF BUSINESS.

               6.1.1. AFFIRMATIVE COVENANTS. During the period from the date of this Agreement to the Effective Time, except with the written consent of Brookline Bancorp, which consent will not be unreasonably withheld, conditioned or delayed, MFI will, and it will cause each MFI Subsidiary to: operate its business only in the usual, regular and ordinary course of business; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action which would:
(i) adversely affect the ability of the parties to obtain the Regulatory Approvals or materially increase the period of time necessary to obtain the Regulatory Approvals, or (ii) adversely affect its ability to perform its covenants and agreements under this Agreement.

               6.1.2. NEGATIVE COVENANTS. MFI agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement, set forth in MFI DISCLOSURE SCHEDULE 6.1.2, or consented to by Brookline Bancorp in writing (which consent shall not be unreasonably withheld, conditioned or delayed), it will not, and it will cause each of the MFI Subsidiaries not to:

                         (A)  change or waive any provision of its Certificate
of Incorporation, Charter or Bylaws, except as required by law;

                         (B)  change the number of authorized or issued shares
of its capital stock, issue any shares of MFI Common Stock that are held as Treasury Shares as of the date of this Agreement, or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, make any grant or award under the MFI Stock Benefit Plans, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that (i) MFI may issue shares of MFI Common Stock upon the valid exercise, in accordance with the information set forth in MFI DISCLOSURE
SCHEDULE 4.3.1, of presently outstanding MFI Options issued under the MFI Stock Benefit Plans, (ii) MFI may continue to pay its regular quarterly cash dividend of $0.115 per share with payment and record dates consistent with past practice (provided the declaration of the last quarterly dividend by MFI prior to the Effective Time and the payment thereof shall be coordinated with Brookline Bancorp so that holders of MFI Common Stock do not receive dividends on both MFI Common Stock and Brookline Bancorp Common Stock received in the Merger in respect of such quarter or fail to receive a dividend on at least one of the MFI Common Stock or Brookline Bancorp Common Stock received in the Merger in respect of such quarter), (iii) any MFI Subsidiary may pay dividends to its parent company (as permitted under applicable law or regulations).

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                         (C)  enter into, amend in any material respect or
terminate any material contract or agreement (including without limitation any settlement agreement with respect to litigation) except in the ordinary course of business;

                         (D)  other than as set forth in MFI DISCLOSURE SCHEDULE
6.1.2(D), make application for the opening or closing of any, or open or close any, branch or automated banking facility;

                         (E)  grant or agree to pay any bonus, severance or
termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except (i) as may be required pursuant to commitments existing on the date hereof and set forth on MFI DISCLOSURE SCHEDULES 4.9.1 and
4.13.1 or as required pursuant to Section 7.8 of this Agreement, (ii) as to non-management employees, merit pay increases, of no more than 5% individually, in the ordinary course of business consistent with past practices, (iii) with respect to severance or termination pay or benefits, pursuant to terminations of employment in the ordinary course of business consistent with past practice,
(iv) the payment by MFI or Medford Co-operative immediately prior to the Effective Time of bonuses for services rendered during calendar 2004, to the extent that these bonuses are accrued in accordance with GAAP and provided that such bonuses are consistent, as to amount (individually and in the aggregate) and persons covered, with past practice, and (v) as otherwise contemplated by this Agreement. Neither MFI nor any MFI Subsidiary shall hire or promote any employee to a rank having a title of vice president or other more senior rank or hire any new employee at an annual rate of compensation in excess of $50,000, provided that a MFI Subsidiary may hire at-will, non-officer employees to fill vacancies that may from time to time arise in the ordinary course of business;

                         (F)  enter into or, except as may be required by law,
materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice, except (i) as may be required by applicable law, or (ii) as otherwise contemplated by this Agreement;

                         (G)  merge or consolidate MFI or any MFI Subsidiary
with any other corporation; sell or lease all or any substantial portion of the assets or business of MFI or any MFI Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other Person other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between MFI, or any MFI Subsidiary, and any other Person; enter into a purchase and assumption transaction with respect to deposits and liabilities; incur deposit liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice and in keeping with prevailing competitive rates; permit the revocation or surrender by any MFI Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

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                         (H)  except as permitted by Section 6.1.2(B) sell or
otherwise dispose of the capital stock of MFI or sell or otherwise dispose of any asset of MFI or of any MFI Subsidiary other than in the ordinary course of business consistent with past practice; except for transactions with the FHLB, subject any asset of MFI or of any MFI Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, including pledges in connection with acceptance of governmental deposits, and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

                         (I)  take any action which would be reasonably expected
to result in any of the representations and warranties of MFI set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article IX hereof not being satisfied, except in each case as may be required by applicable law;

                         (J)  change its method, practice or principle of
accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Bank Regulator responsible for regulating MFI or Medford Co-operative or regulatory accounting principles;

                         (K)  waive, release, grant or transfer any material
rights of value or modify or change in any material respect any existing material agreement or indebtedness to which MFI or any MFI Subsidiary is a party;

                         (L)  purchase any equity securities, or purchase any
other securities except securities (i) rated "A" or higher by either Standard & Poor's Ratings Services or Moody's Investors Service, (ii) having a face amount of not more than $1,000,000, (iii) with a weighted average life of not more than two years and (iv) otherwise in the ordinary course of business consistent with past practice;

                         (M)  except as specifically provided below, and except
for commitments issued prior to the date of this Agreement which have not yet expired and which have been disclosed on the MFI DISCLOSURE SCHEDULE 6.1.2(M), and the renewal of existing lines of credit, make any new loan or other credit facility commitment (including without limitation, loan participations, lines of credit and letters of credit) to any borrower or group of affiliated borrowers in excess of $200,000 in the aggregate for unsecured loans and $500,000 in the aggregate for secured loans. In addition, the following require the prior consent of Brookline Bancorp: a residential loan of $500,000 or greater (except for residential loans sold as to which there is an agreement to sell on a non-recourse basis); a construction loan of $500,000 or greater; an unsecured loan of $25,000 or greater; a secured commercial business loan of $250,000 or greater; and a commercial real estate loan of $500,000 or greater; or purchase, invest in or originate any finance lease or any loan secured by a lease of personal property;

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

                         (N)  except as set forth on the MFI DISCLOSURE SCHEDULE
6.1.2(N), enter into, renew, extend or modify any other transaction (other than a deposit transaction) with any Affiliate;

                         (O)  enter into any futures contract, option, interest
rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                         (P)  except for the execution of this Agreement, and
actions taken or which will be taken in accordance with this Agreement and performance thereunder, take any action that would give rise to a right of payment to any individual under any employment agreement;

                         (Q)  except as set forth in MFI DISCLOSURE SCHEDULE
6.1.2(Q), make any change in policies in existence on the date of this Agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; or other material banking policies in any material respect except as may be required by changes in applicable law or regulations, GAAP or regulatory accounting principles or by a Bank Regulator;

                         (R)  except for the execution of this Agreement, and
the transactions contemplated therein, take any action that would give rise to an acceleration of the right to payment to any individual under any MFI Compensation and Benefit Plan;

                         (S)  except as set forth in MFI DISCLOSURE SCHEDULE
6.1.2(S), make any capital expenditures in excess of $25,000 individually or $50,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

                         (T)  except as set forth in MFI DISCLOSURE SCHEDULE
6.1.2(T), purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

                         (U)  sell any participation interest in any loan (other
than sales of loans secured by one- to four-family real estate that are consistent with past practice and other than as listed on MFI DISCLOSURE
SCHEDULE 6.1.2(v)) unless Brookline Bank has been given the first opportunity and a reasonable time to purchase any loan participation being sold, or purchase any participation interest in any loan other than purchases of participation interests from Brookline Bancorp;

                         (V)  except as set forth in MFI DISCLOSURE SCHEDULE
6.1.2(V), undertake or enter into any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by MFI or any MFI Subsidiary of more than $100,000 annually, or containing any financial commitment extending beyond 12 months from the date hereof;

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

                         (W)  pay, discharge, settle or compromise any claim,
action, litigation, arbitration or proceeding, other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages in the amount not in excess of $25,000 individually or $50,000 in the aggregate, and that does not create negative precedent for other pending or potential claims, actions, litigation, arbitration or proceedings;

                         (X)  foreclose upon or take a deed or title to any
commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of a Materials of Environmental Concern;

                         (Y)  purchase or sell any mortgage loan servicing
rights other than in the ordinary course of business consistent with past practice;

                         (Z)  issue any broadly distributed communication of a
general nature to employees (including general communications relating to benefits and compensation) without prior consultation with Brookline Bancorp and, to the extent relating to post-Closing employment, benefit or compensation information without the prior consent of Brookline Bancorp (which shall not be unreasonably withheld, conditioned or delayed) or issue any broadly distributed communication of a general nature to customers without the prior approval of Brookline Bancorp (which shall not be unreasonably withheld), except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the Merger or other transactions contemplated hereby; or

                         (AA) agree to do any of the foregoing.

     6.2.      CURRENT INFORMATION.

               6.2.1. During the period from the date of this Agreement to the Effective Time, MFI will cause one or more of its representatives to confer with representatives of Brookline Bancorp and report the general status of its ongoing operations at such times as Brookline Bancorp may reasonably request. MFI will promptly notify Brookline Bancorp of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving MFI or any MFI Subsidiary. Without limiting the foregoing, senior officers of Brookline Bancorp and MFI shall meet on a reasonably regular basis (expected to be at least monthly) to review the financial and operational affairs of MFI and its Subsidiaries, in accordance with applicable law, and MFI shall give due consideration to Brookline Bancorp's input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, neither Brookline Bancorp nor any Brookline Bancorp Subsidiary shall under any circumstance be permitted to exercise control of MFI or any MFI Subsidiary prior to the Effective Time.

               6.2.2. Medford Co-operative and Brookline Bank shall meet on a regular basis to discuss and plan for the conversion of data processing and related electronic informational

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systems of Medford Co-operative to those used by Brookline Bank, which planning shall include, but not be limited to, discussion of the possible termination by Medford Co-operative of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by Medford Co-operative in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that neither Medford Co-operative shall be obligated to take any such action prior to the Effective Time and, unless Medford Co-operative otherwise agrees and provided it is permitted by applicable law, no conversion shall take place prior to the Effective Time. In the event that Medford Co-operative takes, at the request of Brookline Bank, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees or charges, Brookline Bank shall indemnify Medford Co-operative for any such fees and charges, and the costs of reversing the conversion process, if for any reason the Merger is not consummated for any reason other than a breach of this Agreement by MFI, or a termination of this Agreement under Section 11.1.8 or 11.1.9.

               6.2.3.    MFI shall provide Brookline Bancorp, within fifteen
(15) business days of the end of each calendar month, a written list of nonperforming assets (the term "nonperforming assets," for purposes of this subsection, means (i) loans that are "troubled debt restructuring" as defined in Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring," (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans ninety (90) days or more past due) as of the end of such month and (iv) and impaired loans. On a monthly basis, MFI shall provide Brookline Bancorp with a schedule of all loan approvals, which schedule shall indicate the loan amount, loan type and other material features of the loan.

               6.2.4. MFI shall promptly inform Brookline Bancorp upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any federal, state or local commission, agency or board) relating to the alleged liability of MFI or any MFI Subsidiary under any labor or employment law.

     6.3.      ACCESS TO PROPERTIES AND RECORDS.

     Subject to Section 12.1, MFI shall permit Brookline Bancorp reasonable access upon reasonable notice to its properties and those of the MFI Subsidiaries, and shall disclose and make available to Brookline Bancorp during normal business hours all of its books, papers and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter MFI reasonably determines should be treated as confidential) and stockholders' meetings, organizational documents, Bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which Brookline Bancorp may have a reasonable interest; provided, however, that MFI shall not be required to take any action that would provide access to or to disclose information where such access or disclosure, in MFI's reasonable judgment, would interfere with the normal conduct of MFI's business or would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver

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by it of the privilege protecting communications between it and any of its counsel or contravene any applicable law. MFI shall provide and shall request its auditors to provide Brookline Bancorp with such historical financial information regarding it (and related audit reports and consents) as Brookline Bancorp may reasonably request for Securities Law disclosure purposes. Brookline Bancorp shall use commercially reasonable efforts to minimize any interference with MFI's regular business operations during any such access to MFI's property, books and records. MFI and each MFI Subsidiary shall permit Brookline Bancorp, at Brookline Bancorp's expense, to cause a "phase I environmental audit" and a "phase II environmental audit" to be performed at any physical location owned or, to the extent permitted under the applicable lease agreement, occupied by MFI or any MFI Subsidiary.

     6.4.      FINANCIAL AND OTHER STATEMENTS.

               6.4.1. Promptly upon receipt thereof, MFI will furnish to Brookline Bancorp copies of each annual, interim or special audit of the books of MFI and the MFI Subsidiaries made by its independent accountants and copies of all internal control reports submitted to MFI by such accountants, or by any other accounting firm rendering internal audit services, in connection with each annual, interim or special audit of the books of MFI and the MFI Subsidiaries made by such accountants.

               6.4.2. As soon as reasonably available, but in no event later than five business days after such documents are filed with the SEC, MFI will deliver to Brookline Bancorp the Securities Documents filed by it with the SEC under the Securities Laws other than those Securities Documents that are available publicly through the SEC's EDGAR data base. Within 25 days after the end of each month, MFI will deliver to Brookline Bancorp a consolidated balance sheet and a consolidated statement of operations, without related notes, for such month prepared in accordance with current financial reporting practices, as well as a month-end and year to date comparison to budget.

               6.4.3. With reasonable promptness, MFI will furnish to Brookline Bancorp such additional financial data that MFI possesses and as Brookline Bancorp may reasonably request, including without limitation, detailed monthly financial statements and loan reports.

     6.5.      MAINTENANCE OF INSURANCE.

     MFI shall use commercially reasonable efforts to maintain, and to cause the MFI Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business, with such coverage and in such amounts not less than that currently maintained by MFI and the MFI Subsidiaries and set forth in MFI DISCLOSURE SCHEDULE 4.10.3. MFI will promptly inform Brookline Bancorp if MFI or any MFI Subsidiary receives notice from an insurance carrier that (i) an insurance policy will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to any policy of insurance will be substantially increased.

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     6.6.      DISCLOSURE SUPPLEMENTS.

     From time to time prior to the Effective Time, MFI will promptly supplement or amend the MFI DISCLOSURE SCHEDULE delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such MFI DISCLOSURE SCHEDULE or which is necessary to correct any information in such MFI DISCLOSURE SCHEDULE which has been rendered materially inaccurate thereby. No supplement or amendment to such MFI DISCLOSURE SCHEDULE shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX. Notwithstanding anything to the contrary contained herein, no failure to provide any such supplement or amendment to the MFI DISCLOSURE SCHEDULE shall constitute the failure of any condition set forth in Article IX to be satisfied unless the underlying breach or inaccuracy would individually or collectively result in the failure of a condition set forth in
Article IX to be satisfied.

     6.7.      CONSENTS AND APPROVALS OF THIRD PARTIES.

     MFI and Medford Co-operative shall use all commercially reasonable efforts, and shall cause each MFI Subsidiary to use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals of any other persons necessary or desirable for the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, MFI shall utilize the services of a professional proxy soliciting firm to provide assistance in obtaining the stockholder vote required to be obtained by it hereunder.

     6.8.      ALL REASONABLE EFFORTS.

     Subject to the terms and conditions herein provided, MFI agrees to use, and agrees to cause Medford Co-operative to use, all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     6.9.      FAILURE TO FULFILL CONDITIONS.

     In the event that MFI or Medford Co-operative determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify Brookline Bancorp.

     6.10.     NO SOLICITATION.

     From and after the date hereof until the termination of this Agreement, neither MFI, nor any MFI Subsidiary, nor any of their respective officers, directors, employees, representatives, agents and affiliates (including, without limitation, any investment banker, attorney or accountant retained by MFI or any of the MFI Subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain an

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Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors, or employees or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its Subsidiaries to take any such action, and MFI shall notify Brookline Bancorp orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which MFI or any of its Subsidiaries or any of its officers, directors or employees, or, to MFI's Knowledge, investment bankers, financial advisors, attorneys, accountants or other representatives of MFI may receive relating to any of such matters, provided, however, that nothing contained in this Section 6.10 shall prohibit the Board of Directors of MFI from
(i) complying with its disclosure obligations under federal or state law; or
(ii) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal, if, and only to the extent that, (A) the Board of Directors of MFI determines in good faith (after consultation with its financial and legal advisors), taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal, that such proposal, if consummated, is reasonably likely to result in a transaction more favorable to MFI's stockholders from a financial point of view than the Merger; (B) the Board of Directors of MFI determines in good faith (after consultation with its financial and legal advisors) that the failure to furnish information to or enter into discussions with such Person would likely cause the Board of Directors to breach its fiduciary duties to stockholders under applicable law; (C) such Acquisition Proposal was not solicited by MFI and did not otherwise result from a breach of this Section 6.10 by MFI (such proposal that satisfies clauses (A), (B) and (C) being referred to herein as a "Superior Proposal"); (D) MFI promptly notifies Brookline Bancorp of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with MFI or any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers, and receives from such Person an executed confidentiality agreement in form and substance identical in all material respects to the confidentiality agreements that MFI and Brookline Bancorp entered into; and (E) the MFI Stockholders Meeting has not occurred. For purposes of this Agreement, "Acquisition Proposal" shall mean any proposal or offer as to any of the following (other than the transactions contemplated hereunder) involving MFI or any of its Subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of MFI and the MFI Subsidiaries, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of MFI or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     6.11.     RESERVES AND MERGER-RELATED COSTS.

     On or before the Effective Date, to the extent consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, MFI shall establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of MFI to those of Brookline Bancorp (as such practices and methods are to be applied to MFI from and after the Closing Date) and Brookline Bancorp's plans with respect to the conduct of the business of MFI following the

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Merger and otherwise to reflect Merger-related expenses and costs incurred by
MFI, provided, however, that MFI shall not be required to take such action unless Brookline Bancorp agrees in writing that all conditions to closing set forth in Section 9.2 have been satisfied or waived (except for the expiration of any applicable waiting periods). No accrual or reserve made by MFI or any MFI Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 11.1.2. No action shall be required to be taken by MFI pursuant to this Section 6.11 if, in the opinion of MFI's independent auditors, such action would contravene GAAP.

     6.12.     BOARD OF DIRECTORS AND COMMITTEE MEETINGS.

     MFI and the MFI Subsidiaries shall permit a representative of Brookline Bancorp to attend any meeting of their Board of Directors, and shall permit no more than two (2) representatives of Brookline Bancorp to attend any meeting of their loan (security) committee, as an observer (the "Observer"), provided that neither MFI nor any MFI Subsidiary shall be required to permit the Observer to remain present during any confidential discussion of this Agreement and the transactions contemplated hereby or any third party proposal to acquire control of MFI or during any other matter that the respective Board of Directors has been advised of by counsel that such attendance by the Observer may violate a confidentiality obligation or fiduciary duty or any legal, regulatory or Nasdaq requirements.

                                   ARTICLE VII
                         COVENANTS OF BROOKLINE BANCORP

     7.1.      CONDUCT OF BUSINESS.

     During the period from the date of this Agreement to the Effective Time, except with the written consent of MFI, which consent will not be unreasonably withheld, Brookline Bancorp will, and it will cause each Brookline Bancorp Subsidiary to: conduct its business only in the usual, regular and ordinary course consistent with past practices; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action that would: (i) adversely affect the ability of the parties to obtain the Regulatory Approvals or materially increase the period of time necessary to obtain such approvals; (ii) adversely affect its ability to perform its covenants and agreements under this Agreement; or (iii) result in the representations and warranties contained in Article V of this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date or in any of the conditions set forth in Article IX hereof not being satisfied.

     7.2.      CURRENT INFORMATION AND CONSULTATION.

     During the period from the date of this Agreement to the Effective Time, Brookline Bancorp will cause one or more of its representatives to confer with representatives of MFI and report the general status of its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby, at such times as MFI may reasonably

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request. Brookline Bancorp will promptly notify MFI, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving Brookline Bancorp and any Brookline Bancorp Subsidiary. Brookline Bancorp shall be reasonably responsive to requests by MFI for access to such information and personnel regarding Brookline Bancorp and its Subsidiaries as may be reasonably necessary for MFI to confirm that the representations and warranties of Brookline Bancorp contained herein are true and correct and that the covenants of Brookline Bancorp contained herein have been performed in all material respects; provided, however, that Brookline Bancorp shall not be required to take any action that would provide access to or to disclose information where such access or disclosure, in Brookline Bancorp's reasonable judgment, would interfere with the normal conduct of Brookline Bancorp's business or would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel.

     7.3.      FINANCIAL AND OTHER STATEMENTS.

     As soon as reasonably available, but in no event later than the date such documents are filed with the SEC, Brookline Bancorp will deliver to MFI the Securities Documents filed by it with the SEC under the Securities Laws other than those Securities Documents that are available publicly though the SEC's EDGAR data base. Brookline Bancorp will advise MFI promptly of the receipt of any examination report of any Bank Regulator with respect to the condition or activities of Brookline Bancorp or any of the Brookline Bancorp Subsidiaries.

     7.4.      DISCLOSURE SUPPLEMENTS.

     From time to time prior to the Effective Time, Brookline Bancorp will promptly supplement or amend the BROOKLINE BANCORP DISCLOSURE SCHEDULE delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such BROOKLINE BANCORP DISCLOSURE SCHEDULE or which is necessary to correct any information in such BROOKLINE BANCORP DISCLOSURE SCHEDULE which has been rendered inaccurate thereby. No supplement or amendment to such BROOKLINE BANCORP DISCLOSURE SCHEDULE shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX. Notwithstanding anything to the contrary contained herein, no failure to provide any such supplement or amendment to the BROOKLINE BANCORP DISCLOSURE SCHEDULE shall constitute the failure of any condition set forth in
Article IX to be satisfied unless the underlying breach or inaccuracy would individually or collectively result in the failure of a condition set forth in
Article IX to be satisfied.

     7.5.      CONSENTS AND APPROVALS OF THIRD PARTIES.

     Brookline Bancorp and Brookline Bank shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals of any other Persons necessary or desirable for the consummation of the transactions contemplated by this Agreement.

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     7.6.      ALL REASONABLE EFFORTS.

     Subject to the terms and conditions herein provided, Brookline Bancorp agrees to use and agrees to cause Brookline Bank to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Subject to the advice of its counsel, Brookline Bancorp shall execute any supplemental indentures and take such other actions as shall be required pursuant to the Indenture, dated April 10, 2002 between MFI, as issuer, and Wilmington Trust Company, as trustee, and the Indenture, dated February 14, 2003, between MFI, as issuer, and The Bank of New York, as trustee, in order for the transactions contemplated by this Agreement not to conflict with or result in a breach of such Indentures.

     7.7.      FAILURE TO FULFILL CONDITIONS.

     In the event that Brookline Bancorp determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify MFI.

     7.8.      EMPLOYEE BENEFITS.

               7.8.1. Brookline Bancorp agrees that it will honor all Compensation and Benefit Plans in accordance with their terms as in effect immediately before the Effective Time, subject to any amendment or termination thereof that may be required or permitted by this Agreement. Following the Effective Time, Brookline Bancorp shall provide Continuing Employees (as defined below in Section 7.8.6) with compensation and benefits that are, in the aggregate, substantially similar to the compensation and benefits provided to similarly situated Brookline Bancorp employees (as of the date any such compensation or benefit is provided). All MFI Employees who become participants in a Brookline Bancorp Compensation and Benefit Plan shall, for purposes of determining eligibility for and for any applicable vesting periods of such employee benefits only (and not for benefit accrual purposes) be given credit for service as an employee of MFI or any MFI Subsidiary or any predecessor thereto prior to the Effective Time, provided, however, that credit for prior service shall not be given under the Brookline Bancorp ESOP, under the Brookline Bancorp retiree health plan, or to the extent that providing such credit would result in a duplication of benefits; and provided further, that credit for prior service with MFI or a MFI Subsidiary shall also be given for benefit accrual purposes under any vacation policy or plan of Brookline Bancorp or under any severance compensation plan for employees that Brookline Bancorp has or may adopt in the future. This Agreement shall not be construed to limit the ability of Brookline Bancorp or Brookline Bank to terminate the employment of any employee or to review employee benefits programs from time to time, or to make such changes as they deem appropriate, subject to the terms and conditions of such programs, or to terminate any Compensation and Benefit Plan.

               7.8.2. Subject to the occurrence of the Effective Time, the Mystic ESOP shall be terminated immediately prior to and effective as of the Effective Time (all shares held by the ESOP shall be converted into the right to receive the Merger Consideration, as elected by the ESOP participants), all outstanding Mystic ESOP indebtedness shall be repaid, and the balance

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of the shares and any other assets remaining in the Loan Suspense Account (as such term is defined in the Mystic ESOP) shall be allocated and distributed to Mystic ESOP participants (subject to the receipt of a favorable determination letter from the IRS), as provided for in the Mystic ESOP and unless otherwise required by applicable law. Prior to the Effective Time, MFI, and following the Effective Time, Brookline Bancorp shall use their respective best efforts in good faith to obtain such favorable determination letter (including, but not limited to, making such changes to the ESOP and the proposed allocations as may be requested by the IRS as a condition to its issuance of a favorable determination letter). MFI and following the Effective Time, Brookline Bancorp, will adopt such amendments to the Mystic ESOP as may be reasonably required by the IRS as a condition to granting such favorable determination letter on termination. Neither MFI, nor following the Effective Time, Brookline Bancorp shall make any distribution from the Mystic ESOP except as may be required by applicable law until receipt of such favorable determination letter. In the case of a conflict between the terms of this Section 7.8.2 and the terms of the Mystic ESOP, the terms of the Mystic ESOP shall control however, in the event of any such conflict, MFI before the Merger, and Brookline Bancorp after the Merger, shall use their best efforts to cause the ESOP to be amended to conform to the requirements of this Section.

               7.8.3. The payments required to be made under the employment agreements or change of control agreements between (i) MFI and/or Medford Co-operative and (ii) the individuals listed on MFI DISCLOSURE SCHEDULE 7.8.3 shall be made by MFI or Medford Co-operative on the Closing Date prior to the Effective Time (except as indicated below). MFI and/or Medford Co-operative shall obtain from each individual listed in MFI DISCLOSURE SCHEDULE 7.8.3 an agreement (a "Settlement Agreement"), substantially in the form attached to BROOKLINE BANCORP DISCLOSURE SCHEDULE 7.8.3, to accept in full settlement of his or her rights under the specified programs the amounts and benefits determined under the individual's Settlement Agreement and pay such amounts to such individuals who are employed as of the Effective Time. Any officer or employee of MFI or Medford Co-operative who is a party to a Settlement Agreement and who
(i) is terminated other than for cause, death or disability pursuant to the terms of the applicable employment or change in control agreement, or (ii) resigns on or after the Effective Date, shall be entitled to receive the benefits payable or to be otherwise provided under such Settlement Agreement on the Closing Date (or following the Closing Date if such termination (voluntary or involuntary) is initially effective following the Closing Date), and Brookline Bancorp agrees to provide the non-cash benefits provided in the Settlement Agreement. If requested by Brookline Bancorp prior to December 1, 2004, all or a portion of the cash payment to be made pursuant to one or more of the Settlement Agreements referenced in this Section 7.8.3 shall be accelerated and paid by MFI or Medford Co-operative prior to December 31, 2004, provided, however, that the acceleration of such amounts shall not be considered compensation, annual compensation or base cash compensation for purposes of increasing any payment made under any such employment, severance or change in control agreement to which such person is a party. At the time of payment of the amounts set forth in the Settlement Agreements set forth in BROOKLINE BANCORP DISCLOSURE SCHEDULE 7.8.3, each executive shall enter into an acknowledgment and release, attached to said Settlement Agreements as Appendix A, acknowledging that no further payments are due under such sections (other than any continuation of insurance benefits or corrective Section 280G indemnities to be provided under the terms of the Settlement Agreements and applicable employment agreements)

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and releasing MFI, Medford Co-operative, Brookline Bancorp and Brookline Bank from any and all claims arising thereunder.

               7.8.4. Prior to the Effective Time, any shares reserved for issuance pursuant to grants under the MFI RRP, which were not awarded to eligible employees, eligible directors or eligible directors emeritus prior to the execution of this Agreement, shall be cancelled and the MFI RRP shall be terminated, effective as of the Effective Time.

               7.8.5. If requested by Brookline Bancorp prior to December 1, 2004, MFI and/or Medford Co-operative agree to accelerate and pay in 2004, the payments to be made to the non-employee directors under the Retirement Plan for Non-Employee Directors in connection with their termination of service at the Effective Time. If not so requested, MFI or Medford Co-operative shall make all payments contemplated under the Retirement Plan for Non-Employee Directors, as computed in accordance with the principles described in the MFI DISCLOSURE
SCHEDULE 4.13.7, to all non-employee directors on the Closing Date. MFI shall obtain an acknowledgment from each non-employee director that the amounts paid thereunder are in full satisfaction of the amounts due and owing thereunder, in the form attached to BROOKLINE BANCORP DISCLOSURE SCHEDULE 7.8.5.

               7.8.6. In the event of any termination of any MFI or Medford Co-operative health plan or consolidation of any such plan with any Brookline Bancorp or Brookline Bank health plan or to the extent that an employee of MFI or any MFI Subsidiary who continues employment with Brookline Bancorp or a Brookline Bancorp Subsidiary ("Continuing Employee") participates in a Brookline Bancorp health plan, Brookline Bancorp shall make available to such Continuing Employees and their dependents employer-provided health coverage (including medical, dental, pharmaceutical and/or vision benefits) on the same basis as it provides such coverage to Brookline Bancorp employees. Unless a Continuing Employee affirmatively terminates coverage under a MFI health plan prior to the time that such Continuing Employee becomes eligible to participate in the Brookline Bancorp health plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the MFI health plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of Brookline Bancorp and their dependents. In the event of a termination or consolidation of any MFI health plan, terminated MFI employees and qualified beneficiaries will have the right to continued coverage under group health plans of Brookline Bancorp in accordance with Code Section 4980B(f), consistent with the provisions below. In the event of any termination of any MFI health plan, or consolidation of any MFI health plan with any Brookline Bancorp health plan, any coverage limitation under the Brookline Bancorp health plan due to any pre-existing condition shall be waived by the Brookline Bancorp health plan to the degree that such condition was covered by the MFI health plan and such condition would otherwise have been covered by the Brookline Bancorp health plan in the absence of such coverage limitation. All MFI Employees who cease participating in an MFI health plan and become participants in a comparable Brookline Bancorp health plan shall receive credit for any co-payment and deductibles paid under MFI's health plan for purposes of satisfying any applicable deductible or out-of-pocket requirements under the Brookline Bancorp health plan, upon substantiation, in a form satisfactory to Brookline Bancorp that such co-payment and/or deductible has been

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satisfied. Brookline Bancorp shall assume the retiree health plan of MFI and each MFI Subsidiary and shall have the same rights and obligations thereunder.

     7.9.      DIRECTORS AND OFFICERS INDEMNIFICATION AND INSURANCE.

               7.9.1. Brookline Bancorp shall maintain, or shall cause Brookline Bank to maintain, in effect for six years following the Effective Time, the current directors' and officers' liability insurance policies maintained by MFI (provided, that Brookline Bancorp may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall Brookline Bancorp be required to expend pursuant to this Section 7.9.1 more than 200% of the annual cost currently expended by MFI with respect to such insurance, as set forth in MFI DISCLOSURE SCHEDULE 7.9.1 (the "Maximum Amount"); PROVIDED, FURTHER, that if the amount of the aggregate premium necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Brookline Bancorp shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount. In connection with the foregoing, MFI agrees in order for Brookline Bancorp to fulfill its agreement to provide directors and officers liability insurance policies for six years to provide such insurer or substitute insurer with such reasonable and customary representations as such insurer may request with respect to the reporting of any prior claims.

               7.9.2. In addition to Section 7.9.1, Brookline Bancorp shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer or director of MFI or an MFI Subsidiary (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a "Claim"), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of MFI or a MFI Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time (the "Indemnified Liabilities"), to the fullest extent permitted under Delaware law (to the extent not prohibited by Federal law), and MFI's Certificate of Incorporation and Bylaws. Brookline Bancorp shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted by Delaware law (to the extent not prohibited by Federal law) upon receipt of an undertaking to repay such advance payments if the Indemnified Party shall be adjudicated or determined to be not entitled to indemnification in the manner set forth below. Any Indemnified Party wishing to claim indemnification under this Section 7.9.2 upon learning of any Claim, shall notify Brookline Bancorp (but the failure so to notify Brookline Bancorp shall not relieve it from any liability which it may have under this Section 7.9.2, except to the extent such failure materially prejudices Brookline Bancorp) and shall, if required by applicable law, deliver to Brookline Bancorp the undertaking referred to in the previous sentence.

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               7.9.3.    In the event that either Brookline Bancorp or any of
its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving bank or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Brookline Bancorp shall assume the obligations set forth in this Section 7.9.

               7.9.4. The obligations of Brookline Bancorp provided under this Section 7.9 are intended to be enforceable against Brookline Bancorp directly by the Indemnified Parties and their heirs and representatives and shall be binding on all respective successors and permitted assigns of Brookline Bancorp. Brookline Bancorp shall pay all reasonable costs, including attorneys' fees, that may be incurred by any Indemnified Party in successfully enforcing the indemnity and other obligations provided for in this Section 7.9 to the fullest extent permitted under applicable law. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

     7.10.     STOCK LISTING.

     Brookline Bancorp agrees to list on the Nasdaq (or such other national securities exchange on which the shares of the Brookline Bancorp Common Stock shall be listed as of the Closing Date), subject to official notice of issuance, the shares of Brookline Bancorp Common Stock to be issued in the Merger.

     7.11.     STOCK AND CASH RESERVE.

     Brookline Bancorp agrees at all times from the date of this Agreement until the Merger Consideration has been paid in full to reserve a sufficient number of shares of Brookline Bancorp Common Stock and to maintain sufficient liquid accounts or borrowing capacity to fulfill its obligations under this Agreement.

     7.12.     SECTION 16(b) EXEMPTION.

     Brookline Bancorp and MFI agree that, in order to most effectively compensate and retain MFI Insiders (as defined below) in connection with the Merger, both prior to and after the Effective Time, it is desirable that MFI Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the conversion of shares of MFI Common Stock into shares of Brookline Bancorp in the Merger, and for that compensatory and retentive purpose agree to the provisions of this Section 7.12. Assuming that MFI delivers to Brookline Bancorp the MFI Section 16 Information (as defined below) in a timely fashion prior to the Effective Time, the Board of Directors of Brookline Bancorp, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter and in any event prior to the Effective Time adopt a resolution providing in substance that the receipt by the MFI Insiders (as defined below) of Brookline Bancorp Common Stock in exchange for shares of MFI Common Stock, pursuant to the transactions contemplated hereby and to the extent such securities are listed in the MFI Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act to the fullest extent permitted by

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applicable law. "MFI Section 16 Information" shall mean information accurate in all material respects regarding the MFI Insiders, the number of shares of MFI Common Stock held by each such MFI Insider and expected to be exchanged for Brookline Bancorp Common Stock in the Merger. "MFI Insiders" shall mean those officers and directors of MFI who are subject to the reporting requirements of
Section 16(a) of the Exchange Act and who are expected to be subject to Section 16(a) of the Exchange Act with respect to Brookline Bancorp Common Stock subsequent to the Effective Time.

     7.13.     COMMUNICATIONS TO MFI EMPLOYEES; TRAINING

     Brookline Bancorp and MFI agree that as promptly as practicable following the execution of this Agreement, meetings with employees of MFI and Medford Co-operative shall be held at such location as Brookline Bancorp and MFI shall mutually agree, provided that representatives of MFI shall be permitted to attend such meetings, to announce the proposed Merger. Brookline Bancorp and MFI shall mutually agree as to the scope and content of all communications to the employees of MFI and Medford Co-operative. At mutually agreed upon times following execution of this Agreement, representatives of Brookline Bancorp shall be permitted to meet with the employees of MFI and Medford Co-operative to discuss employment opportunities with Brookline Bancorp, provided that representatives of MFI shall be permitted to attend any such meeting. From and after the Determination Date, Brookline Bancorp shall also be permitted to conduct training sessions outside of normal business hours or at other times as MFI may agree, with the employees of MFI and Medford Co-operative and may conduct such training seminars at any branch location of Medford Co-operative; provided that Brookline Bancorp will in good faith attempt to schedule such training sessions in a manner which does not unreasonably interfere with Medford Co-operative's normal business operations. Brookline Bancorp shall reimburse the employees of MFI and Medford Co-operative for transportation costs to and from the locations where Brookline Bancorp shall train such employees and compensate the employees of MFI and Medford Co-operative or reimburse the employees of MFI and Medford Co-operative respective applicable standard or overtime rates for the time spent in such training.

                                  ARTICLE VIII
                          REGULATORY AND OTHER MATTERS

     8.1.      MEETING OF STOCKHOLDERS.

               8.1.1. MFI will (i) take all steps necessary to duly call, give notice of, convene and hold a special meeting of its stockholders as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, for the purpose of considering this Agreement and the Merger (the "MFI Stockholders Meeting"), (ii) in connection with the solicitation of proxies with respect to the MFI Stockholders Meeting, have its Board of Directors recommend approval of this Agreement to the MFI stockholders; and (iii) cooperate and consult with Brookline Bancorp with respect to each of the foregoing matters. The Board of Directors of MFI may fail to make such a recommendation referred to in clause (ii) above, or withdraw, modify or change any such recommendation only if such Board of Directors, after having consulted with and considered the advice of its outside financial and legal advisors, has

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determined that the making of such recommendation, or the failure so to withdraw, modify or change its recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.

     8.2.      PROXY STATEMENT-PROSPECTUS; MERGER REGISTRATION STATEMENT.

               8.2.1. For the purposes (x) of registering Brookline Bancorp Common Stock to be offered to holders of MFI Common Stock in connection with the Merger with the SEC under the Securities Act and (y) of holding the MFI Stockholders Meeting, Brookline Bancorp shall draft and prepare, and MFI shall cooperate in the preparation of, the Merger Registration Statement, including a proxy statement and prospectus satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement/prospectus in the form mailed by MFI to the MFI stockholders, together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement-Prospectus"). Brookline Bancorp shall provide MFI and its counsel with appropriate opportunity to review and comment on the Proxy Statement-Prospectus, and shall incorporate all appropriate comments thereto, prior to the time it is initially filed with the SEC or any amendments are filed with the SEC. Brookline Bancorp shall file the Merger Registration Statement, including the Proxy Statement-Prospectus, with the SEC. Each of Brookline Bancorp and MFI shall use its best efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and MFI shall thereafter promptly mail the Proxy Statement-Prospectus to its stockholders. Brookline Bancorp shall also use its best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and MFI shall furnish all information concerning MFI and the holders of MFI Common Stock as may be reasonably requested in connection with any such action.

               8.2.2. Brookline Bancorp shall, as soon as practicable, file the Merger Registration Statement with the SEC under the Securities Act in connection with the transactions contemplated by this Agreement. Brookline Bancorp will advise MFI promptly after Brookline Bancorp receives notice of the time when the Merger Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualifications of the shares of Brookline Bancorp Common Stock issuable pursuant to the Merger Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Merger Registration Statement, or for additional information, and Brookline Bancorp will provide MFI with as many copies of such Merger Registration Statement and all amendments thereto promptly upon the filing thereof as MFI may reasonably request.

               8.2.3. MFI and Brookline Bancorp shall promptly notify the other party if at any time it becomes aware that the Proxy Statement-Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, MFI shall cooperate with Brookline Bancorp in the preparation of a supplement or amendment to such Proxy Statement-Prospectus that corrects such misstatement or omission, and Brookline Bancorp shall file an amended Merger Registration Statement with the SEC, and each of MFI and Brookline Bancorp shall mail an amended Proxy Statement-Prospectus to MFI's stockholders.

     8.3.      REGULATORY APPROVALS.

     Each of MFI and Brookline Bancorp will cooperate with the other and use all reasonable efforts to promptly prepare and as soon as practicable following the date hereof, file all necessary documentation to obtain all necessary permits, consents, waivers, approvals and authorizations of the OTS, the FRB, and the Commissioner and any other third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement. MFI and Brookline Bancorp will furnish each other and each other's counsel with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any application, petition or other statement made by or on behalf of MFI or Brookline Bancorp to any Bank Regulator or governmental body in connection with the Merger, Bank Merger and the other transactions contemplated by this Agreement. MFI shall have the right to review and approve in advance all characterizations of the information relating to MFI and any of its Subsidiaries which appear in any filing made in connection with the transactions contemplated by this Agreement with any governmental body. In addition, MFI and Brookline Bancorp shall each furnish to the other for review a copy of each such filing made in connection with the transactions contemplated by this Agreement with any governmental body prior to its filing.

     8.4.      AFFILIATES.

               8.4.1. MFI shall use all reasonable efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of MFI to deliver to Brookline Bancorp, as soon as practicable after the date of this Agreement, and at least thirty (30) days prior to the date of the MFI Stockholders Meeting, a written agreement, in the form of Exhibit C hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Brookline Bancorp Common Stock to be received by such "affiliate" as a result of the Merger otherwise than in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder.

                                   ARTICLE IX
                               CLOSING CONDITIONS

     9.1.      CONDITIONS TO EACH PARTY'S OBLIGATIONS UNDER THIS AGREEMENT.

     The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

               9.1.1. STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of MFI.

               9.1.2. INJUNCTIONS. None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction, and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity or Bank Regulator, that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

               9.1.3. REGULATORY APPROVALS. All Regulatory Approvals required to complete the Merger and the Bank Merger shall have been obtained and shall remain in full force and effect and all waiting periods relating thereto shall have expired.

               9.1.4. EFFECTIVENESS OF MERGER REGISTRATION STATEMENT. The Merger Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC and, if the offer and sale of Brookline Bancorp Common Stock in the Merger is subject to the blue sky laws of any state, shall not be subject to a stop order of any state securities commissioner.

               9.1.5. NASDAQ LISTING. The shares of Brookline Bancorp Common Stock to be issued in the Merger shall have been authorized for listing on the Nasdaq, subject to official notice of issuance.

               9.1.6. TAX OPINIONS. On the basis of facts, representation and assumptions which shall be consistent with the state of facts existing at the Closing Date, Brookline Bancorp shall have received an opinion of Luse Gorman Pomerenk & Schick, P.C., reasonably acceptable in form and substance to Brookline Bancorp, and MFI shall have received an opinion of Thacher Proffitt & Wood LLP, reasonably acceptable in form and substance to MFI, each dated as of the Closing Date, substantially to the effect that, for Federal income tax purposes:

               (A) The Merger, when consummated in accordance with the terms hereof, either will constitute a reorganization within the meaning of
     Section 368(a) of the Code or will be treated as part of a reorganization within the meaning of Section 368(a) of the Code;

               (B) The Bank Merger will not adversely affect the Merger qualifying as a reorganization within the meaning of Section 368(a) of the Code;

               (C) No gain or loss will be recognized by Brookline Bancorp, Brookline Bank, MFI or Medford Co-Operative by reason of the Merger;

               (D) The exchange of Brookline Bancorp Common Stock, to the extent exchanged for MFI Common Stock, will not give rise to the recognition of gain or loss for Federal income tax purposes to the stockholders of MFI;

               (E) The basis of the Brookline Bancorp Common Stock to be received (including any fractional shares deemed received for tax purposes) by an MFI stockholder will be the same as the basis of the MFI Common Stock surrendered pursuant to the Merger in exchange therefor, increased by any gain recognized by such MFI stockholder as a result of the Merger and decreased by any cash received by such MFI stockholder in the Merger; and

               (F) The holding period of the shares of Brookline Bancorp Common Stock to be received by a stockholder of MFI will include the period during which the stockholder held the shares of MFI Common Stock surrendered in exchange therefore, provided the MFI Common Stock surrendered is held as a capital asset at the Effective Time.

     9.2.      CONDITIONS TO THE OBLIGATIONS OF BROOKLINE BANCORP UNDER THIS
               AGREEMENT.

     The obligations of Brookline Bancorp under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.2.1 through 9.2.5 at or prior to the Closing Date:

               9.2.1. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of MFI set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made at the Effective Time (except to the extent such representations and warranties speak as of an earlier date, which only need be true and correct as of such earlier date), in any case subject to the standard set forth in Section 4.1; and MFI shall have delivered to Brookline Bancorp a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of MFI as of the Effective Time.

               9.2.2. AGREEMENTS AND COVENANTS. MFI shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by each of them at or prior to the Effective Time, and Brookline Bancorp shall have received a certificate signed on behalf of MFI by the Chief Executive Officer and Chief Financial Officer of MFI to such effect dated as of the Effective Time.

               9.2.3. REGULATORY CONDITIONS. No Regulatory Approval required for consummation the Merger and Bank Merger includes any condition or requirement, excluding standard conditions that are normally imposed by the regulatory authorities in bank merger transactions, that could reasonably be expected by Brookline Bancorp to result in a Material Adverse Effect on Brookline Bancorp and its Subsidiaries, taken as a whole

               9.2.4. DISSENTING SHARES. As of immediately prior to the Effective Time, not more than 10% of the issued and outstanding shares of MFI Common Stock shall have dissented to the Merger under the DGCL, and preserved, as of immediately prior to the Effective Time, the right to pursue their right of appraisal for the fair value of their shares of MFI Common Stock under the DGCL.

               9.2.5. PERMITS, AUTHORIZATIONS, ETC. MFI and the MFI Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger and the Bank Merger, the failure of which to obtain would have a Material Adverse Effect on Brookline Bancorp and its Subsidiaries, taken as a whole.

     9.3.      CONDITIONS TO THE OBLIGATIONS OF MFI UNDER THIS AGREEMENT.

     The obligations of MFI under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.3.1 through 9.3.4 at or prior to the Closing Date:

               9.3.1. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Brookline Bancorp set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made at the Effective Time (except to the extent such representations and warranties speak as of an earlier date, which only need be true and correct as of such earlier date), in any case subject to the standard set forth in Section 5.1; and Brookline Bancorp shall have delivered to MFI a certificate to such effect signed by the Chief Executive Officer or Chief Operating Officer and the Chief Financial Officer of Brookline Bancorp as of the Effective Time.

               9.3.2. AGREEMENTS AND COVENANTS. Brookline Bancorp shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by each of them at or prior to the Effective Time, and MFI shall have received a certificate signed on behalf of Brookline Bancorp by the Chief Executive Officer or Chief Operating Officer and Chief Financial Officer of Brookline Bancorp to such effect dated as of the Effective Time.

               9.3.3. PERMITS, AUTHORIZATIONS, ETC. Brookline Bancorp and its Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger and the Bank Merger, the failure of which to obtain would have a Material Adverse Effect on Brookline Bancorp and its Subsidiaries, taken as a whole.

               9.3.4. PAYMENT OF MERGER CONSIDERATION. Brookline Bancorp shall have delivered the Exchange Fund to the Exchange Agent on or before the Closing Date and the Exchange Agent shall provide MFI with a certificate evidencing such delivery.

                                    ARTICLE X
                                   THE CLOSING

     10.1.     TIME AND PLACE.

     Subject to the provisions of Articles IX and XI hereof, the Closing of the transactions contemplated hereby shall take place at the offices of Luse Gorman Pomerenk & Schick, 5335 Wisconsin Avenue, Suite 400, Washington, D.C. at 10:00 a.m. on the date determined by Brookline Bancorp, in its sole discretion, upon five (5) days prior written notice to MFI, but in no event later than thirty days (30) after the last condition precedent (other than those conditions that relate to actions to be taken at the Closing, but subject to the fulfillment or waiver of those conditions) pursuant to this agreement has been fulfilled or waived (including the expiration of any applicable waiting period), or at such other place, date or time upon which Brookline Bancorp and MFI mutually agree. Notwithstanding the foregoing, and at Brookline Bancorp's sole discretion, such Closing may occur on the close of business on January 7, 2005 (provided that all conditions precedent have been fulfilled or waived, including the expiration of any

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

applicable waiting period). A pre-closing of the transactions contemplated hereby (the "Pre-Closing") shall take place at the offices of Luse Gorman Pomerenk & Schick, 5335 Wisconsin Avenue, Suite 400, Washington, D.C. at 10:00 a.m. on the day prior to the Closing Date (the "Pre-Closing Date").

     10.2.     DELIVERIES AT THE PRE-CLOSING AND THE CLOSING.

     At the Pre-Closing there shall be delivered to Brookline Bancorp and MFI the opinions, certificates, and other documents and instruments required to be delivered at the Closing under Article IX hereof. At or prior to the Closing, Brookline Bancorp shall deliver the Merger Consideration as set forth under
Section 9.3.4 hereof.

                                   ARTICLE XI
                        TERMINATION, AMENDMENT AND WAIVER

     11.1.     TERMINATION.

     This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the Merger by the stockholders of MFI:

               11.1.1. At any time by the mutual written agreement of Brookline Bancorp and MFI;

               11.1.2. By either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such breach by the terminating party to the other party provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 11.1.2 unless the breach of representation or warranty, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.1 (in the case of a breach of a representation or warranty by MFI) or Section 9.3.1 (in the case of a breach of a representation or warranty by Brookline Bancorp);

               11.1.3. By either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party, which failure by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such failure by the terminating party to the other party; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 11.1.3 unless the breach of covenant or agreement, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.2 (in the case of a breach of covenant by MFI) or Section 9.3.2 (in the case of a breach of covenant by Brookline Bancorp);

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

               11.1.4. At the election of either party, if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by Brookline Bancorp and MFI; provided, that no party may terminate this Agreement pursuant to this Section 11.1.4 if the failure of the Closing to have occurred on or before said date was due to such party's material breach of any representation, warranty, covenant or other agreement contained in this Agreement;

               11.1.5. By either party, if the stockholders of MFI shall have voted at the MFI Stockholders Meeting on the transactions contemplated by this Agreement and such vote shall not have been sufficient to approve and adopt such transactions;

               11.1.6. By either party if (i) final action has been taken by a Bank Regulator whose approval is required in order to satisfy the conditions to the parties' obligations to consummate the transactions contemplated hereby as set forth in Article IX, which final action (x) has become unappealable and (y) does not approve this Agreement or the transactions contemplated hereby, or (ii) any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and unappealable;

               11.1.7. By the Board of Directors of Brookline Bancorp if MFI has received a Superior Proposal and the Board of Directors of MFI has entered into an acquisition agreement with respect to the Superior Proposal, terminated this Agreement, withdrawn its recommendation of this Agreement, has failed to make such recommendation or has modified or qualified its recommendation in a manner adverse to Brookline Bancorp.

               11.1.8. By the Board of Directors of MFI if MFI has received a Superior Proposal and the Board of Directors of MFI has made a determination to accept such Superior Proposal; provided that MFI shall not terminate this Agreement pursuant to this Section 11.1.8 and enter in a definitive agreement with respect to the Superior Proposal until the expiration of five (5) business days following Brookline Bancorp's receipt of written notice advising Brookline Bancorp that MFI has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing) identifying the person making the Superior Proposal and stating whether MFI intends to enter into a definitive agreement with respect to the Superior Proposal. After providing such notice, MFI shall provide a reasonable opportunity to Brookline Bancorp during the five-day period to make such adjustments in the terms and conditions of this Agreement as would enable MFI to proceed with the Merger on such adjusted terms.

               11.1.9. By MFI, if its Board of Directors so determines by a majority vote of the members of its entire Board, at any time during the five business-day period commencing on the Determination Date if both of the following conditions are satisfied:

               (i) The Brookline Bancorp Market Value on the Determination Date is less than $12.01, adjusted as indicated on the last sentence of this Section 11.1.9; and

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

               (ii) the number obtained by dividing the Brookline Bancorp Market Value on the Determination Date by the Initial Brookline Bancorp Market Value ("Brookline Bancorp Ratio") shall be less than the quotient obtained by dividing the Final Index Price by the Initial Index Price, minus 0.175;

subject, however, to the following three sentences. If MFI elects to exercise its termination right pursuant to this Section 11.1.9, it shall give prompt written notice thereof to Brookline Bancorp. During the fifth business day period commencing with its receipt of such notice, Brookline Bancorp shall have the option to increase the consideration to be received by the holders of MFI Common Stock who elect to receive Brookline Bancorp Common Stock hereunder by adjusting the Exchange Ratio to one of the following quotients at its sole discretion: (i) a quotient, the numerator of which is equal to the product of the Initial Brookline Bancorp Market Value, the Exchange Ratio (as then in effect), and the Index Ratio minus 0.175, and the denominator of which is equal to Brookline Bancorp Market Value on the Determination Date; or (ii) the quotient determined by dividing the Initial Brookline Bancorp Market Value by the Brookline Bancorp Market Value on the Determination Date, and multiplying the quotient by the product of the Exchange Ratio (as then in effect) and 0.825. If Brookline Bancorp so elects, it shall give, within such five business-day period, written notice to MFI of such election and the revised Exchange Ratio, whereupon no termination shall be deemed to have occurred pursuant to this
Section 11.1.9 and this Agreement shall remain in full force and effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).

     For purposes of this Section 11.1.9, the following terms shall have the meanings indicated below:

     "Acquisition Transaction" shall mean (i) a merger or consolidation, or any similar transaction, involving the relevant companies, (ii) a purchase, lease or other acquisition of all or substantially all of the assets of the relevant companies, (iii) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of the relevant companies; or (iv) an agreement or commitment by the relevant companies to take any action referenced above.

     "Determination Date" shall mean the first date on which all Regulatory Approvals (and waivers, if applicable) necessary for consummation of the Merger have been received (disregarding any waiting period).

     "Final Index Price" means the sum of the Final Prices for each company comprising the Index Group multiplied by the weighting set forth opposite such company's name in the definition of Index Group below.

     "Final Price," with respect to any company belonging to the Index Group, means the average of the daily closing sales prices of a share of common stock of such company (and if there is no closing sales price on any such day, then the mean between the closing bid and the closing asked prices on that day), as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, for the ten consecutive trading days immediately preceding the Determination Date.

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

     "Index Group" means the financial institution holding companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been an Acquisition Transaction involving such company publicly announced at any time during the period beginning on the date of this Agreement and ending on the Determination Date. In the event that the common stock of any such company ceases to be publicly traded or an Acquisition Proposal for such company to be acquired, or for such company to acquire another company in a transaction with a value exceeding 25% of the acquiror's market capitalization based on the table below, is announced at any time during the period beginning on the date of this Agreement and ending on the Determination Date, such company will be removed from the Index Group, and the weights attributed to the remaining companies will be adjusted proportionately for purposes of determining the Final Index Price and the Initial Index Price. The financial institution holding companies and the weights attributed to them are as follows:

                                                          MARKET CAP    MARKET CAP    7/1/2004    WEIGHTED
       COMPANY NAME                          TICKER       (MILLIONS)     WEIGHTING      PRICE       PRICE
       ------------                          ------       ----------    ----------    --------    --------
   1.  Anchor BanCorp Wisconsin Inc.          ABCW           607.70        3.9%       $ 25.64     $  0.99
   2.  Bank Mutual Corporation                BKMU           858.70        5.5%       $ 10.99     $  0.60
   3.  BankAtlantic Bancorp, Inc.             BBX          1,004.80        6.4%       $ 17.24     $  1.10
   4.  BankUnited Financial Corporation       BKUNA          759.70        4.8%       $ 25.73     $  1.24
   5.  Dime Community Bancshares, Inc.        DCOM           652.00        4.1%       $ 17.19     $  0.71
   6.  Fidelity Bankshares, Inc.              FFFL           534.20        3.4%       $ 33.96     $  1.15
   7.  First Financial Holdings, Inc.         FFCH           362.20        2.3%       $ 28.38     $  0.65
   8.  First Niagara Financial Group, Inc.    FNFG         1,009.50        6.4%       $ 11.98     $  0.77
   9.  First Place Financial Corp.            FPFC           285.50        1.8%       $ 17.77     $  0.32
  10.  Flushing Financial Corporation         FFIC           342.90        2.2%       $ 17.31     $  0.38
  11.  Harbor Florida Bancshares, Inc.        HARB           654.20        4.2%       $ 27.23     $  1.13
  12.  Independence Community Bank Corp.      ICBC         3,019.20       19.2%       $ 36.25     $  6.95
  13.  KNBT Bancorp, Inc.                     KNBT           510.10        3.2%       $ 16.67     $  0.54
  14.  NewAlliance Bancshares, Inc.           NABC         1,593.70       10.1%       $ 14.29     $  1.45
  15.  OceanFirst Financial Corp.             OCFC           319.60        2.0%       $ 23.85     $  0.48
  16.  Provident Bancorp, Inc.                PBCP           451.70        2.9%       $ 11.23     $  0.32
  17.  Provident Financial Services, Inc.     PFS          1,055.60        6.7%       $ 17.35     $  1.16
  18.  TrustCo Bank Corp NY                   TRST           974.70        6.2%       $ 12.82     $  0.79
  19.  United Community Financial Corp.       UCFC           404.90        2.6%       $ 12.36     $  0.32
  20.  WSFS Financial Corporation             WSFS           350.80        2.2%       $ 47.74     $  1.06
     ------------------------------------------------------------------------------------------------------
       WEIGHTED INDEX SHARE PRICE                            15,752      100.0%                   $ 22.12
     ------------------------------------------------------------------------------------------------------

     "Index Ratio" shall be the Final Index Price divided by the Initial Index Price.

     "Initial Index Price" means the sum of the per share closing sales price of the common stock of each company comprising the Index Group multiplied by the applicable weighting, as such prices are reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, for the ten consecutive trading days ended and including July 1, 2004.

     "Initial Brookline Bancorp Market Value" means the average of the daily closing sales prices of a share of Brookline Bancorp Common Stock, as reported on the Nasdaq, for the ten consecutive trading days ended and including July 1, 2004, adjusted as indicated in the last sentence of this Section 11.1.9.

     "Brookline Bancorp Market Value" shall be the average of the daily closing sales prices of a share of Brookline Bancorp Common Stock as reported on the Nasdaq for the ten consecutive trading days immediately preceding the Determination Date.

If Brookline Bancorp or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this
Section 11.1.9.

     11.2.     EFFECT OF TERMINATION.

               11.2.1. In the event of termination of this Agreement pursuant to any provision of Section 11.1, this Agreement shall forthwith become void and have no further force, except that (i) the provisions of Sections 11.2, 12.1, 12.2, 12.3, 12.4, 12.5, 12.6, 12.9, 12.10, 12.11, and any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

               11.2.2. If this Agreement is terminated, expenses and damages of the parties hereto shall be determined as follows:

                         (A)  Except as provided below, whether or not the
Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

                         (B)  In the event of a termination of this Agreement
because of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys' fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder.

                         (C)  As a condition of Brookline Bancorp's willingness,
and in order to induce Brookline Bancorp to enter into this Agreement, and to reimburse Brookline Bancorp for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, MFI hereby agrees to pay Brookline Bancorp, and Brookline Bancorp shall be entitled to payment of, a fee of $3,250,000 (the "Fee"), within three business days after written demand for payment is made by Brookline Bancorp, following the occurrence of any of the events set forth below:

               (i)       MFI terminates this Agreement pursuant to Section
     11.1.8 or Brookline Bancorp terminates this Agreement pursuant to Section 11.1.7; or

               (ii) The entering into a definitive agreement by MFI relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving MFI within twelve months after the occurrence of any of the following: (i) the termination of this Agreement by Brookline Bancorp pursuant to Section 11.1.2 or 11.1.3 because of a willful breach by MFI or any MFI Subsidiary after the occurrence of an Acquisition Proposal has been publicly announced or otherwise made known to MFI; or (ii) the termination of this Agreement by Brookline Bancorp or MFI pursuant to Section 11.1.5 because of the failure of the stockholders of MFI to approve this Agreement at the MFI Stockholders Meeting after the occurrence of an Acquisition Proposal has been publicly announced or otherwise made known to the stockholders of MFI.

                         (D)  If demand for payment of the Fee is made pursuant
to Section 11.2.2(C) and payment is timely made, then Brookline Bancorp will not have any other rights or claims against MFI or its Subsidiaries, or their respective officers and directors, under this Agreement, it being agreed that the acceptance of the Fee under Section 11.2.2(C) will constitute the sole and exclusive remedy of Brookline Bancorp against MFI and its Subsidiaries and their respective officers and directors.

     11.3.     AMENDMENT, EXTENSION AND WAIVER.

     Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the stockholders of MFI), the parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement,
(b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the stockholders of MFI, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or value, or changes the form of, the Merger Consideration to be delivered to MFI's stockholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any termination of this Agreement pursuant to this
Article XI may only be effected upon a vote of a majority of the entire Board of Directors of the terminating party.

                                   ARTICLE XII
                                  MISCELLANEOUS

     12.1.     CONFIDENTIALITY.

     Except as specifically set forth herein, Brookline Bancorp and MFI mutually agree to be bound by the terms of the confidentiality agreement dated May 26, 2004 (the "Confidentiality Agreement") previously executed by the parties hereto, which Confidentiality Agreement is hereby incorporated herein by reference, and all information furnished by either party to the other party or its representatives pursuant hereto (including pursuant to Sections 6.2 and 6.3) shall be subject to, and the parties shall hold such information in confidence in accordance with, the provisions of the Confidentiality Agreement. The parties hereto agree that such Confidentiality Agreement shall continue in accordance with its terms, notwithstanding the termination of this Agreement.

     12.2.     PUBLIC ANNOUNCEMENTS.

     MFI and Brookline Bancorp shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement, and except as may be otherwise required by law, neither MFI nor Brookline Bancorp shall issue any news release, or other public announcement or communication with respect to this Agreement unless such news release or other public announcement or communication has been mutually agreed upon by the parties hereto.

     12.3.     SURVIVAL.

     All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto shall expire and be terminated and extinguished at the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

     12.4.     NOTICES.

     All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by recognized overnight courier addressed as follows:

     If to MFI, to:                      John J. McGlynn
                                         Chairman of the Board of Directors
                                         Mystic Financial, Inc.
                                         60 High Street
                                         Medford, Massachusetts 02155-3820
                                         Fax: (781) 391-8297

     With required copies to:            Richard A. Schaberg, Esq.
                                         Thacher Proffitt & Wood LLP
                                         1700 Pennsylvania Avenue, NW
                                         Suite 800
                                         Washington, DC 20006
                                         Fax: (202) 626-1930
                                         Attention:
                                         Fax: (212) 403-2000

     If to Brookline Bancorp, to:        Richard P. Chapman, Jr.
                                         President and Chief Executive Officer
                                           Brookline
                                         Bancorp, Inc.
                                         160 Washington Street
                                         Brookline, Massachusetts 02445
                                         Fax: (617) 730-3518

     With required copies to:            John J. Gorman, Esq.
                                         Luse Gorman Pomerenk & Schick, P.C.
                                         5335 Wisconsin Avenue, N.W., Suite 400
                                         Washington, D.C. 20015
                                         Fax: (202) 362-2902

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given: (a) as of the date delivered by hand; (b) three (3) business days after being delivered to the U.S. mail, postage prepaid; or (c) one (1) business day after being delivered to the overnight courier.

     12.5.     PARTIES IN INTEREST.

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, and that (except as provided in Article III and Section 7.8) nothing in this Agreement is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

     12.6.     COMPLETE AGREEMENT.

     This Agreement, including the Exhibits and Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto, and the Confidentiality Agreements referred to in Section 12.1, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the Confidentiality Agreement referred to in Section 12.1) between the parties, both written and oral, with respect to its subject matter.

     12.7.     COUNTERPARTS.

     This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original. A facsimile copy of a signature page shall be deemed to be an original signature page.

     12.8.     SEVERABILITY.

     In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

     12.9.     GOVERNING LAW.

     This Agreement shall be governed by the laws of Delaware, without giving effect to its principles of conflicts of laws.

     12.10.    INTERPRETATION.

     When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. References to Sections include subsections, which are part of the related Section (e.g., a section numbered "Section 5.5.1" would be part of "Section 5.5" and references to "Section 5.5" would also refer to material contained in the subsection described as "Section 5.5.1"). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     12.11.    SPECIFIC PERFORMANCE.

     The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     12.12.    WAIVER OF TRIAL BY JURY.

     The parties hereto hereby knowingly, voluntarily and intentionally waive the right any may have to a trial by jury in respect to any litigation based hereon, or rising out of, under, or in connection with this agreement and any agreement contemplated to be executed in connection herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party in connection with such agreements.

     IN WITNESS WHEREOF, Brookline Bancorp and MFI have caused this Agreement to be executed under seal by their duly authorized officers as of the date first set forth above.

                                         BROOKLINE BANCORP, INC.


Dated:  July 7, 2004                     By: /s/ Richard P. Chapman, Jr.
                                            ------------------------------------
                                            Name: Richard P. Chapman, Jr.
                                            Title: President and Chief Executive
                                                      Officer


                                         MYSTIC FINANCIAL, INC.


Dated:  July 7, 2004                     By: /s/ John J. McGlynn
                                            ------------------------------------
                                            Name: John J. McGlynn
                                            Title: Chairman of the Board of
                                                      Directors

                                    EXHIBIT A
                                VOTING AGREEMENT


July 7, 2004

Brookline Bancorp, Inc.
160 Washington Street
Brookline, Massachusetts  02447

Gentlemen:

         Brookline Bancorp, Inc. ("Brookline Bancorp") and Mystic Financial, Inc. ("MFI") have entered into an Agreement and Plan of Merger dated as of July 7, 2004 (the "Merger Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (a) MFI will merge with and into Brookline Bancorp, with Brookline Bancorp surviving the merger, to be followed by the merger of Medford Co-Operative with and into Brookline Bank, with Brookline Bank surviving the merger (collectively referred to as the "Merger"); and (b) shareholders of MFI will receive common stock of Brookline Bancorp and/or cash, as stated in the Merger Agreement. Terms that are undefined herein shall have the meaning set forth in the Merger Agreement.

         Brookline Bancorp has requested, as a condition to its execution and delivery to MFI of the Merger Agreement, that the undersigned, being directors and executive officers of MFI and Medford Co-Operative, execute and deliver to Brookline Bancorp this Letter Agreement.

         Each of the undersigned, in order to induce Brookline Bancorp to execute and deliver to MFI the Merger Agreement, and intending to be legally bound, hereby irrevocably:

         (a) Agrees to be present (in person or by proxy) at all meetings of shareholders of MFI called to vote for approval of the Merger Agreement and the Merger so that all shares of common stock of MFI over which the undersigned or a member of the undersigned's immediate family now has sole or shared voting power will be counted for the purpose of determining the presence of a quorum at such meetings and to vote, or cause to be voted, all such shares (i) in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of MFI), and (ii) against approval or adoption of any other merger, business combination, recapitalization, partial liquidation or similar transaction involving MFI, it being understood that as to immediate family members, the undersigned will use his/her reasonable efforts to cause the shares to be present and voted in accordance with (i) and (ii) above;

         (b) Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of MFI, to approve or adopt the Merger Agreement;

         (c) Agrees not to sell, transfer or otherwise dispose of any common stock of MFI on or prior to the date of the meeting of MFI shareholders to vote on the Merger Agreement, except for transfers to charities, charitable trusts, or other charitable organizations under Section 501(c)(3) of the Code, lineal descendant or a spouse of the undersigned, or to a trust or other entity for the benefit of one or more of the foregoing persons, provided that the transferee agrees in writing to be bound by the terms of this Letter Agreement; and

         (d) Agrees in accordance with Section 6.10 of the Merger Agreement not to solicit, initiate or engage in any negotiations or discussions with any party other than Brookline Bancorp with respect to an Acquisition Proposal, except as otherwise permitted by Section 6.10.

         (e) Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

         The obligations set forth herein shall terminate concurrently with any termination of the Merger Agreement.

                          ----------------------------


         This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

                          ----------------------------

         The undersigned intend to be legally bound hereby.


                                   Sincerely,


                                   ---------------------------------------------
                                   Name

                                   ---------------------------------------------
                                   Title

                                                                       EXHIBIT B

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of the _____________ day of _________________, 2005, by and between Medford
Co-operative Bank, a Massachusetts-chartered co-operative bank, and Brookline Bank, a Federal savings association.

                                    RECITALS:

         1. Medford Co-operative Bank and Brookline Bank are wholly-owned subsidiaries of Brookline Bancorp, Inc., a Delaware corporation ("Brookline Bancorp");

         2. Brookline Bancorp desires that Medford Co-operative Bank merge with and into Brookline Bank following the consummation of the merger of Mystic Financial, Inc., a Delaware corporation ("MFI"), with and into Brookline Bancorp, or a subsidiary thereof, pursuant to the Agreement and Plan of Merger, dated as of July 7, 2004, by and between Brookline Bancorp and MFI (the "Holding Company Merger Agreement"); and

         3. In consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Medford Co-operative Bank and Brookline Bank hereby agree as follows:

1.       DEFINITIONS

         Each of the following terms shall have the meanings set forth below:

         1.1 "EFFECTIVE TIME" shall refer to the date and time at which the Merger becomes effective in accordance with the rules and regulations of the OTS.

         1.2 "MERGER" shall refer to the merger of Medford Co-operative Bank with and into Brookline Bank as provided in Section 2.1 of this Agreement.

         1.3 "HOLDING COMPANY MERGER" shall refer to the merger of MFI with and into Brookline Bancorp as contemplated by the Holding Company Merger Agreement.

         1.4 "MERGING INSTITUTIONS" shall collectively refer to Medford Co-operative Bank and Brookline Bank.

         1.5 "OTS" shall refer to the Office of Thrift Supervision.

         1.6 "SURVIVING INSTITUTION" shall refer to Brookline Bank as the surviving institution of the Merger.

2.       TERMS OF THE MERGER

         2.1      THE MERGER.

         (a) Subject to the terms and conditions set forth in this Agreement, at the Effective Time, Medford Co-operative Bank shall be merged with and into Brookline Bank pursuant to applicable Federal laws and regulations. Brookline Bank shall be the Surviving Institution of the Merger and shall continue as a savings association chartered and regulated by the OTS. As of a result of the Merger, (i) each share of common stock, par value $1.00 per share, of Medford Co-operative Bank issued and outstanding immediately prior to the Effective Time shall be canceled and (ii) each share of common stock, par value $1.00 per share, of Brookline Bank issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall constitute the only shares of capital stock of the Surviving Institution issued and outstanding following consummation of the Merger.

         (b) The consummation of the transactions contemplated by this Agreement is specifically conditioned upon receipt of all necessary regulatory approvals, including the approval of the OTS, and the expiration of all applicable waiting periods with respect to both the Holding Company Merger and the Merger. The stockholder of Medford Co-operative Bank and Brookline Bank shall have taken appropriate action to vote to approve this Agreement and the Merger.

         (c) At the Effective Time, the Surviving Institution shall be considered the same business and corporate entity as each of the Merging Institutions and thereupon and thereafter all the property, rights, powers and franchises of each of the Merging Institutions shall vest in the Surviving Institution and the Surviving Institution shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Merging Institutions and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationship had been originally acquired, incurred or entered into by the Surviving Institution. In addition, any reference to either of the Merging Institutions in any contract, will or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Institution if not inconsistent with the other provisions of the contract, will or document; and any pending, action or other judicial proceeding to which either of the Merging Institutions is a party shall not be deemed to have abated or to have been discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made or the Surviving Institution may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Merging Institutions if the Merger had not occurred.

         (d) All deposit accounts of Medford Co-operative Bank shall be and become deposit accounts in the Surviving Institution without change in their respective terms, maturity, minimum required balances or withdrawal value. Appropriate evidence of the deposit account in the Surviving Institution shall be provided by the Surviving Institution to each deposit account holder of Medford Co-operative Bank, as necessary, after consummation of the Merger. Any liquidation account, as such term is defined in OTS regulations, maintained by Medford Co-operative Bank shall be assumed by Brookline Bank as the Surviving Institution.

         (e) All deposit accounts of Brookline Bank prior to consummation of the Merger shall continue to be deposit accounts in the Surviving Institution after consummation of the Merger without any change whatsoever in any of the provisions of such deposit accounts, including, without limitation, their respective terms, maturity, minimum required balances or withdrawal value.

         (f) The principal office of Brookline Bank shall continue to be 160 Washington Street, Brookline, Massachusetts after the Effective Time. The former offices of Medford Co-operative Bank will be operated as offices of Brookline Bank immediately following the Effective Time.

         2.2 EFFECTIVE TIME; CLOSING DATE. A closing in respect of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Brookline Bank, on such time and date as Brookline Bank shall designate, which date shall be the date of the Effective Time of the Holding Company Merger.

         2.3 NAME OF SURVIVING INSTITUTION. The name of the Surviving Institution shall be "Brookline Bank."

         2.4 CHARTER. On and after the Effective Time, the Charter of Brookline Bank as a Federal savings association shall be the Charter of the Surviving Institution until amended in accordance with applicable law.

         2.5 BYLAWS. On and after the Effective Time, the Bylaws of Brookline Bank as a Federal savings association shall be the Bylaws of the Surviving Institution until amended in accordance with applicable law.

         2.6 DIRECTORS. Except as otherwise provided in the Merger Agreement, on and after the Effective Time, until changed in accordance with the Charter and Bylaws of the Surviving Institution, the directors of the Surviving Institution shall be those persons serving as directors of Brookline Bank immediately prior to the Effective Time, subject to the provision of Section 2.5 of the Holding Company Merger Agreement. The directors of the Surviving Institution shall hold office in accordance with the Charter and Bylaws of the Surviving Institution.

3.       MISCELLANEOUS

         3.1 CONDITIONS PRECEDENT. The respective obligations of each party under this Agreement shall be subject to: (i) the receipt or waiver of all required regulatory approvals and the expiration of any required waiting periods specified by applicable Federal law; (ii) the completion of the Holding Company Merger; and (iii) the approval of this Agreement by Brookline Bancorp in its capacity as sole stockholder of Medford Co-operative Bank and Brookline Bank.

         3.2 AMENDMENTS. To the extent permitted by the applicable Federal banking law, this Agreement may be amended by a subsequent writing signed by the parties hereto upon the approval of the board of directors of each of the parties hereto.

         3.3 SUCCESSORS. This Agreement shall be binding on the successors of Medford Co-operative Bank and Brookline Bank.

         3.4 GOVERNING LAW. This Agreement shall be governed by the laws of the United States of America except to the extent Massachusetts law governs.

         3.5 PARAGRAPH HEADINGS. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

         3.6 MISCELLANEOUS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which constitute one and the same instrument.

         3.7. TERMINATION. This Agreement shall terminate upon the termination of the Holding Company Merger Agreement in accordance with its terms. This Agreement also may be terminated at any time prior to the Effective Time by mutual consent of the parties. In the event of the termination of this Agreement as provided in this Section 3.7, this Agreement shall forthwith become null and void and of no further force or effect and there shall be no liability or obligation under this Agreement on the part of any of the parties hereto or any of their respective directors, officers or affiliates.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Medford Co-operative Bank and Brookline Bank have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:                                          MEDFORD CO-OPERATIVE BANK


                                            By:
---------------------------                      -------------------------------
                                                 John J. McGlynn
Secretary                                        Chairman of the Board


ATTEST:                                          BROOKLINE BANK


                                            By:
---------------------------                      -------------------------------
Charles H. Peck                                  Richard P. Chapman, Jr.
Secretary                                        Chief Executive Officer

                                    EXHIBIT C

                               AFFILIATE AGREEMENT


July 7, 2004

Brookline Bancorp, Inc.
160 Washington Street
Brookline, Massachusetts  02447

Gentlemen:

         I have been advised that I might be considered to be an "affiliate" of Mystic Financial, Inc., a Delaware corporation ("MFI"), for purposes of paragraphs (c) and (d) of Rule 145 of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

         Brookline Bancorp, Inc. ("Brookline Bancorp") and MFI have entered into an Agreement and Plan of Merger, dated as of July 7, 2004 (the "Agreement"). Upon consummation of the merger contemplated by the Agreement (the "Merger"), I may receive shares of common stock of Brookline Bancorp ("Brookline Bancorp Common Stock") in exchange for my shares of common stock, par value $.01 per share, of MFI ("MFI Common Stock"). This agreement is hereinafter referred to as the "Letter Agreement." Terms that are undefined herein shall have the meaning set forth in the Merger Agreement.

         I represent and warrant to, and agree with, Brookline Bancorp as follows:

         1. I have read this Letter Agreement and the Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, pledge, transfer or otherwise dispose of shares of Brookline Bancorp Common Stock that I may receive pursuant to the Merger, to the extent I felt necessary, with my counsel or counsel for MFI.

         2. I have been advised that any issuance of shares of Brookline Bancorp Common Stock to me pursuant to the Merger will be registered with the SEC. I have also been advised, however, that, because I may be an "affiliate" of MFI at the time the Merger will be submitted for a vote of the stockholders of MFI and my disposition of such shares has not been registered under the Securities Act, I must hold such shares indefinitely unless (i) such disposition of such shares is subject to an effective registration statement and to the availability of a prospectus under the Securities Act, (ii) a sale of such shares is made in conformity with the provisions of Rule 145(d) under the Securities Act, (iii) a sale of such shares is made following expiration of the restrictive period set forth in Rule 145(d)(2) or (3) or (iv) in an opinion of counsel, in form and substance reasonably satisfactory to Brookline Bancorp, such disposition of such shares is otherwise exempt from registration under the Securities Act.

         3. I understand and agree that stop transfer instructions will be given to the transfer agent of Brookline Bancorp with respect to the shares of Brookline Bancorp Common Stock I receive pursuant to the Merger and that there will be placed on the certificate representing such shares, or any certificates delivered in substitution therefor, a legend stating in substance:

                  The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act applies. The shares represented by this certificate may only be transferred in accordance with Rule 145(d) or an effective registration statement or exemption from registration under the Securities Act.

         4. Brookline Bancorp reserves the right to put an appropriate legend on the certificate issued to my transferee unless (i) a transfer of my shares of the Brookline Bancorp Common Stock is a sale made in conformity with the provisions of Rule 145(d) or made pursuant to any effective registration statement under the Securities Act, or (ii) I shall have delivered to Brookline Bancorp an opinion of counsel reasonably satisfactory to Brookline Bancorp to the effect that such legend is not required for purposes of the Securities Act.

         5. I recognize and agree that the foregoing provisions also apply to
(i) my spouse, (ii) any relative of mine or my spouse's occupying my home, (iii) any trust or estate in which I, my spouse or any such relative owns at least 10% beneficial interest or of which any of us serves as trustee, executor or in any similar capacity and (iv) any corporation or other organization in which I, my spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest.

         6. I understand and agree that Brookline Bancorp is under no obligation to register under the Securities Act the sale, transfer or other disposition of the shares of Brookline Bancorp that I receive as a result of the Merger.

         7. I further recognize that in the event I become a director or officer of Brookline Bancorp upon consummation of the Merger, any sale of Brookline Bancorp Common Stock by me may subject me to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

         8. Execution of this Letter Agreement should not be construed as an admission on my part that I am an "affiliate" of MFI as described in the first paragraph of this Letter Agreement or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this Letter Agreement.

         It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Agreement is terminated in accordance with its terms. It is also understood and agreed that this Letter Agreement shall terminate and be of no further force and effect and the stop transfer instructions set forth above shall be lifted forthwith upon the delivery by the undersigned to Brookline Bancorp of an opinion of counsel in form and substance reasonably satisfactory to Brookline Bancorp, or other evidence reasonably satisfactory to Brookline Bancorp, to the effect that a transfer of my shares of Brookline Bancorp Common Stock will not violate the Securities Act or any of the rules and regulations of the SEC thereunder. In addition, it is understood and agreed that the legend set forth in Paragraph 3 above shall be removed forthwith from the certificate or certificates representing my shares of Brookline Bancorp Common Stock upon (i) expiration of the restrictive period set forth in Rule 145(d)(2), so long as Brookline

Bancorp is then in compliance with SEC Rule 144(c), or the restrictive period set forth in Rule 145(d)(3) or (ii) if Brookline Bancorp shall have received an opinion of counsel in form and substance reasonably satisfactory to Brookline Bancorp, or other evidence satisfactory to Brookline Bancorp that a transfer of my shares of the Brookline Bancorp Common Stock represented by such certificate or certificates will be a sale made in conformity with the provisions of Rule 145(d), made pursuant to an effective registration statement under the Securities Act or made pursuant to an exemption from registration under the Securities Act.

                                    * * * * *

         By acceptance hereof, Brookline Bancorp agrees that, for a period of two years after the effective time of the Merger, so long as it is obligated to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, it will use its reasonable best efforts to timely file such reports so that the public information requirements of Rule 144(c) promulgated under the Securities Act are satisfied and the resale provisions of Rule 145(d)(1) and (2) are therefore available to me if I desire to transfer Brookline Bancorp Common Stock issued to me in the Merger.

         This Letter Agreement shall be binding on my heirs, legal representatives and successors.

                                          Very truly yours,

                                          Signature


                                          --------------------------------------
                                          Name (Please Print)

Accepted as of the date first above written

BROOKLINE BANCORP, INC.


By:
   ------------------------------------
   Name:
   Title:







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